Exhibit 2.1

                        AGREEMENT AND PLAN OF MERGER


                                   AMONG


                                AT&T CORP.,

                         RANGER ACQUISITION CORP.,

                         LIBERTY MEDIA CORPORATION

                                    AND

                      ASCENT ENTERTAINMENT GROUP, INC.


                        DATED AS OF OCTOBER 20, 1999





                        AGREEMENT AND PLAN OF MERGER

           THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of this 20th day of October, 1999, by and among AT&T Corp., a New York corporation ("Parent"), Ranger Acquisition Corp., a Delaware corporation ("Merger Sub"), Liberty Media Corporation, a Delaware corporation ("Liberty"), and Ascent Entertainment Group, Inc., a Delaware corporation (the "Company").

           WHEREAS, the parties are entering into this Agreement to provide for the terms and conditions upon which the Company will be acquired by Parent by means of a merger of Merger Sub, a newly formed, direct wholly owned Subsidiary of Parent, with and into the Company (the "Merger"); and

           WHEREAS, for federal income tax purposes, it is intended that the Merger and related transactions shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (the "Code") and that this Agreement shall constitute a plan of reorganization.

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                 ARTICLE I

                      DEFINITIONS AND CONSTRUCTION

      1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

           An "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. A Person shall be deemed to "control," be "controlled by" or be "under common control with" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities or partnership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, neither Parent nor any of its Affiliates shall be deemed to be an Affiliate of Liberty or any of its Affiliates, and neither Liberty nor any entity that is a member of the Liberty Media Group nor any of the Affiliates of any of the foregoing shall be deemed to be an Affiliate of Parent or any of its Affiliates.

           "Agreement" shall mean this Agreement and Plan of Merger, including all Exhibits and Schedules hereto.

           "Alternative Proposal" shall mean any proposal, other than as contemplated by this Agreement or otherwise proposed by Liberty or its Affiliates, for (A) a merger, consolidation, share exchange, reorganization, other business combination, recapitalization or similar transaction involving the Company or any of its Subsidiaries, (B) the acquisition, directly or indirectly, of an equity interest representing greater than 15% of the voting securities of the Company or any of its Subsidiaries, (C) the acquisition of a substantial portion of any of the assets of the Company or any of its Subsidiaries (including without limitation the Company's interests in OCC but excluding the Entertainment Assets) or (D) any transaction the effect of which would be reasonably likely to prohibit, restrict or delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

           "Class A Liberty Group Stock" shall mean the Class A Liberty Media Group Common Stock, par value $1.00 per share, issued by Parent.

           "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

           "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 2.2.

           "Commission" shall mean the Securities and Exchange Commission and the staff of the Securities and Exchange Commission.

           "Common Stock Group" shall have the meaning given to such term in the Parent Charter.

           "Company Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company, together with the associated Right(s).

           "Company Disclosure Schedule" shall mean the disclosure schedule, dated as of the date of this Agreement, delivered by the Company to Liberty.

           "Company Stock Plans" shall mean the following: (i) the Ascent Entertainment Group, Inc. 1995 Non-Employee Directors Stock Plan; (ii) the Ascent Entertainment Group, Inc. 1995 Key Employee Stock Plan; and (iii) the Ascent Entertainment Group, Inc. 1997 Non-Employee Directors Stock Appreciation Rights Plan.

           "Competitor" shall mean any Person who competes with any business conducted as of the date of this Agreement by the Company or any Subsidiary of the Company, provided that such business represents more than 50% of the aggregate value of assets or revenue, as applicable, of the Company and its Subsidiaries on a consolidated basis.

           "Contribution Agreement" shall mean the Contribution Agreement, dated as of March 9, 1999, among Liberty, Liberty Media Management LLC, Liberty Media Group LLC and Liberty Ventures Group LLC.

           "Control" (including the terms "controlling," "controlled by" and "under common control with") shall have the meaning given to such term in Rule 405 under the Securities Act.

           "DGCL" shall mean the General Corporation Law of the State of Delaware.

           "Effective Time" shall mean the time when the Merger of Merger Sub with and into the Company becomes effective under applicable law as provided in Section 2.1(a).

           "Entertainment Asset Sale" shall mean the sale, transfer and disposition of the Entertainment Assets in accordance with the terms and conditions of the Entertainment Asset Sale Agreement.

           "Entertainment Asset Sale Agreement" shall mean the Purchase and Sale Agreement, dated as of July 27, 1999, among the Company, Ascent Sports Holdings, Inc., Liberty Denver Arena LLC, Sturm Sports, LLC, Sturm Avalanche, LLC, Sturm Nuggets, LLC and Sturm Arena, LLC, as amended through the date hereof, and as the same may be further amended or modified in a manner permitted by this Agreement.

           "Entertainment Assets" shall mean the interests of the Company in the following entities: (i) The Denver Nuggets Limited Partnership; (ii) Colorado Avalanche, LLC; (iii) Ascent Sports, Inc.; (iv) Ascent Arena and Development Corporation; (v) Ascent Sports Holdings, Inc.; (vi) Ascent Arena Company, LLC; (vii) Ascent Arena Operating Company, LLC; (viii) The Denver Arena Trust; (ix) NBG Arena LLC; and (x) NBG Sports LLC, which interests shall be sold pursuant to the Entertainment Asset Sale Agreement.

           "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder.

           "GAAP" shall mean generally accepted accounting principles as accepted by the accounting profession in the United States as in effect from time to time.

           "Hart-Scott Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder.

           "Indebtedness" shall mean, with respect to any Person, without duplication (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (i) every liability of such Person (excluding intercompany accounts between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company) (A) for borrowed money, (B) evidenced by notes, bonds, debentures or other similar instruments (whether or not negotiable), (C) for reimbursement of amounts drawn under letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (D) issued or assumed as the deferred purchase price of property or services (excluding contingent payment obligations and accounts payable) and (E) relating to a capitalized lease obligation and all debt attributable to sale/leaseback transactions of such Person; and (ii) every liability of others of the kind described in the preceding clause (i) which such Person has guaranteed or which is otherwise its legal liability, in either case to the extent required pursuant to GAAP to be set forth as a liability on a balance sheet of such Person.

           "Indenture" shall mean the Indenture, dated as of December 22, 1997, between the Company and The Bank of New York, as trustee, pursuant to which the Company issued its 11-7/8% Senior Secured Discount Notes Due 2004.

           "Inter-Group Agreement" shall mean the Inter-Group Agreement, dated as of March 9, 1999, among AT&T Corp., on the one hand, and Liberty, Liberty Media Group LLC and each Covered Entity (as defined therein), on the other hand.

           "Liberty Group Information" shall mean the information regarding the Liberty Media Group described in Section 6.4.

           "Liberty Media Group" shall have the meaning given to such term in the Parent Charter, and shall include A-Group Merger Corp., its successors and any entity acquired by any of them.

           "Lien" shall mean any security interest, mortgage, pledge, hypothecation, charge, claim, option, right to acquire, adverse interest, assignment, deposit arrangement, encumbrance, restriction, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

           "Material Adverse Effect" on any Person shall mean a material adverse effect on such Person's business, assets, result of operations or financial condition, provided that any effects of changes, either individually or in the aggregate, that are generally applicable to (A) such Person's primary industry, (B) the United States economy or (C) the United States securities markets, shall not be considered a Material Adverse Effect.

           "Merger" shall have the meaning specified in the preamble hereto.

           "Merger Consideration" shall mean the Class A Liberty Group Stock into which shares of Company Common Stock are converted pursuant to Section 2.3(a)(i).

           "NBC Consents" shall mean any consent required in connection with the Merger and the other transactions contemplated hereby pursuant to
 Section 6 of the NBC Satellite System Service Contract Amendment, dated July 26, 1999, between the National Broadcasting Company, Inc. and Ascent Network Services.

           "NYSE" shall mean The New York Stock Exchange.

           "OCC" shall mean On Command Corporation, a Delaware corporation.

           "OCC Stock" shall mean the Common Stock, par value $0.01 per share, of OCC.

           "OCC Stock Plans" shall mean the following (i) the On Command Corporation 1996 Key Employee Stock Plan; (ii) the On Command Corporation 1997 Employee Stock Purchase Plan; and (iii) the On Command Corporation 1997 Non-Employee Directors Stock Plan.

           "OCC Warrants" shall mean the SpectraVision Warrants, the Series A Warrants and the Series C Warrants, collectively, as such terms are defined in the Warrant Agreement, dated as of October 8, 1996, between OCC and The Bank of New York, as warrant agent.

           "Parent Charter" shall mean the Amended Certificate of Incorporation of Parent.

           "Permitted Encumbrances" shall mean the following Liens with respect to the properties and assets of the Company: (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the Company's books; (c) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the Company in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; (e) easements, restrictions and other defects of title which are not, in the aggregate, material and which do not, individually or in the aggregate, materially and adversely affect the Company's use or occupancy of the property affected thereby; (f) Liens incurred under the Company's $50 million Amended and Restated Credit Facility, dated as of December 22, 1997, among the Company, the Lenders named therein and NationsBank, N.A., as Administrative Agent, as amended through January 15, 1999, all of which Liens shall be removed by the Company in connection with the closing of the Entertainment Asset Sale; (g) Liens incurred under OCC's $200 million First Amended and Restated Credit Facility, dated as of November 24, 1997, among OCC, the Lenders named therein and NationsBank, N.A., as Administrative Agent; (h) Liens incurred under the $139,835,000 Denver Arena Trust 6.94% Arena Revenue Backed Notes, dated as of July 29, 1998, among Ascent Arena Company, LLC, the Denver Arena Trust, Wilmington Trust Company, as Owner Trustee, and The Bank of New York, as Indenture Trustee, all of which Liens shall be rendered inapplicable to the Company upon consummation of the Entertainment Asset Sale and the lenders under such Liens shall have no further recourse against the Company; and (i) Liens related to the Company's holdings of OCC Stock incurred in connection with the Indenture.

           "Person" shall mean an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, or joint venture or a government, agency, political subdivision, or instrumentality thereof.

           "Post-Merger Restructuring Transactions" shall mean each of the transactions described in paragraphs 1 through 3 of Exhibit 7.13 hereto.

           "Pre-Vote LMGA Average Closing Price" shall mean the average of the closing prices of the Class A Liberty Group Stock for the 20 trading days immediately preceding the trading day prior to the date of the Special Meeting.

           "Restriction", with respect to any capital stock or other security, shall mean any voting or other trust or agreement, option, warrant, escrow arrangement, proxy, buy-sell agreement, power of attorney or other Contract, or any law, rule, regulation, order, judgment or decree which, conditionally or unconditionally: (i) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to purchase or sell or otherwise acquire, dispose of or issue, or otherwise results in or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in, any Person acquiring, (A) any of such capital stock or other security; (B) any of the proceeds of, or any distributions paid or which are or may become payable with respect to, any of such capital stock or other security; or (C) any interest in such capital stock or other security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock or other security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may create a Lien or purported Lien affecting such capital stock or other security, proceeds or distributions.

           "Rights" shall mean the rights issued under the Rights Agreement.

           "Rights Agent" shall mean The Bank of New York or its successor, in its capacity as Rights Agents under the Rights Agreement.

           "Rights Agreement" shall mean the Rights Agreement, dated June 27, 1997, between the Company and The Bank of New York, as amended through the date hereof.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

           "Subsidiary," when used with respect to any Person, shall mean any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other Subsidiary of such Person is a general partner or at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Notwithstanding the foregoing, for purposes of this Agreement, (i) Parent's Subsidiaries shall be deemed not to include Liberty or any entity that is a member of the Liberty Media Group or any of the Affiliates of any of the foregoing, whether or not they otherwise would be Subsidiaries of Parent under the foregoing definition, (ii) the Company's Subsidiaries shall be deemed to include OCC, whether or not it otherwise would be a Subsidiary of the Company under the foregoing definition, and (iii) the Company's Subsidiaries shall be deemed not to include the Entertainment Assets or any of their Subsidiaries, whether or not they otherwise would be Subsidiaries of the Company under the foregoing definition.

           "Superior Proposal" shall mean any bona fide written Alternative Proposal that the Company Board determines in good faith after taking into account the advice of a financial advisor of nationally recognized reputation, and taking into account all the terms and conditions of the Alternative Proposal, is more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Company Board.

           "Surviving Entity" shall mean the Company as the surviving entity in the Merger as provided in Section 2.1(a).

           "Third Inter-Group Supplement" shall mean the Third Supplement to Inter-Group Agreement between and among Parent, on the one hand, and Liberty, Liberty Media Group LLC and each Covered Entity (as defined therein), on the other hand, dated as of October 20, 1999.

           "Third Tax Sharing Amendment" shall mean the Third Amendment to Tax Sharing Agreement, by and among Parent, Liberty, for itself and each member of the Liberty Media Group, Tele-Communications, Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI STARZ, Inc., TCI CT Holdings, Inc. and each Covered Entity (as defined therein), dated as of October 20, 1999.

      1.2 ADDITIONAL DEFINITIONS. The following additional terms have the meaning ascribed thereto in the Section indicated below next to such term:

           Defined Term                            Section
           ------------                            -------
           1999 Budget                             7.4(d)
           2000 Budget                             7.4(d)
           BT                                      4.24
           Certificates                            2.4(b)
           Certificate of Merger                   2.1(a)
           Claim                                   7.11(a)
           Class B Liberty Group Stock             5.5
           Code                                    Preamble
           Company                                 Preamble
           Company Board                           3.1
           Company Bylaws                          3.1
           Company Charter                         3.1
           Company Consolidated Returns            4.11
           Company OCC Shares                      7.5(c)
           Company Plans                           4.12(a)
           Company Preferred Stock                 4.3
           Company SAR                             2.3(b)
           Company SEC Reports                     4.4(a)
           Company Stock Option                    2.3(b)
           Competitor Transaction                  7.10(a)
           Confidential Information                7.2
           Contract                                4.5(iv)
           Contract Consent                        4.5(iii)
           Contract Notice                         4.5(iii)
           Controlled Group                        4.12
           Convertible Securities                  4.3
           Deferred Intercompany Transactions      4.11
           Disclosing Party                        7.2
           Employee Benefit Plan                   4.12(a)
           Employee Severance Agreements           3.8
           End Date                                9.1(ii)
           Environmental and Health Laws           4.9
           ERISA                                   4.12(a)
           ERISA Affiliate                         4.12(a)
           Excess Shares                           2.4(f)
           Exchange Agent                          2.4(a)
           Exchange Agent Agreement                2.4(a)
           Exchange Fund                           2.4(a)
           Exchange Ratio                          2.3(a)(i)
           Fairness Opinion                        4.13
           Fractional Fund                         2.4(f)
           Governmental Consent                    4.5(ii)
           Governmental Entity                     4.5(v)
           Governmental Filing                     4.5(ii)
           Indemnified Liabilities                 7.11(a)
           Indemnified Parties                     7.11(a)
           Injunction                              3.5
           Intercompany Transactions               4.11
           Investment Security                     4.17
           IRS                                     4.11
           Liberty                                 Preamble
           Licenses                                4.9
           LMC Notice                              7.10(a)
           LMC Withdrawal Notice                   7.10(a)
           Local Approvals                         4.5(ii)
           Merger                                  Preamble
           Merger Proposal                         3.1
           Merger Sub                              Preamble
           Non-Breaching Party                     7.6
           OCC Alternative Transaction             7.5(c)
           OCC Board                               3.7
           OCC Consolidated Returns                4.11
           OCC SEC Reports                         4.4(b)
           OCC Stock Options                       7.4(c)
           Parent                                  Preamble
           Parent Common Stock                     5.5
           Parent Plans                            3.6
           Parent Preferred Stock                  5.5
           Party's Certificate                     7.12
           Parties' Certificates                   7.12
           PBGC                                    4.12(d)
           Permits                                 4.9
           Proxy Statement                         3.2(a)
           Receiving Party                         7.2
           Registration Statement                  3.2(a)
           Representatives                         7.2
           Rule 145 Agreement                      3.3
           Special Meeting                         3.1
           Third Party Agreement                   9.2(a)
           Third Party Tender Offer                9.2(a)
           Violation                               4.5(iv)
           Voting Debt                             4.3

      1.3 TERMS GENERALLY. The definitions set forth or referenced in Sections 1.1 and 1.2 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part hereof unless the context shall otherwise require. As used herein, the term "to the Company's knowledge" or any similar term relating to the knowledge of the Company means the actual knowledge of any of the officers (determined in accordance with Rule 16a-1(f) under the Exchange Act as in effect on the date hereof) or directors of the Company. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days.
 If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. References to the term "business day" shall mean any day which is not a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to close. As applied to Parent, the phrases "as soon as reasonably practicable," "as promptly as practicable" and similar phrases shall mean "reasonably promptly under the circumstances, in light of the other burdens on the time and attention of the directors, officers, employees and agents of Parent and the relative benefits to Parent of this Agreement and such other burdens."


                                 ARTICLE II

                       THE MERGER AND RELATED MATTERS

      2.1  THE MERGER.

           (a) Merger; Effective Time. At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and Parent shall cause Merger Sub to, merge with and into the Company in accordance with the provisions of the DGCL, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware a Certificate of Merger (the "Certificate of Merger") substantially in the form of Exhibit 2.1(a) and executed in accordance with the applicable provisions of the DGCL, or at such later time as may be agreed to by Parent, Liberty and the Company and specified in the Certificate of Merger. Provided that this Agreement has not been terminated pursuant to Article IX, the parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

           (b) Effects of the Merger. The Merger shall have the effect set forth in Sections 259 and 261 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity. If, at any time after the Effective Time, the Surviving Entity considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Entity its right, title or interest in, to or under any of the rights, properties, or assets of either the Company or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Entity will be authorized to execute and deliver, in the name and on behalf of each of the Company and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Entity may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Entity or otherwise to carry out the intent and purposes of this Agreement.

           (c) Certificate of Incorporation and Bylaws of Surviving Entity. At the Effective Time, the Company Charter shall be amended pursuant to the Certificate of Merger to be identical to the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST thereof shall read as follows: "The name of the Corporation (which is hereinafter called the "Corporation") is Ascent Entertainment Group, Inc." Such Company Charter as so amended shall be the Certificate of Incorporation of the Surviving Entity until thereafter duly amended in accordance with the terms thereof and the DGCL. At the Effective Time, the Company Bylaws shall be amended to be identical to the bylaws of Merger Sub in effect immediately prior to the Effective Time and, in such amended form, shall be the bylaws of the Surviving Entity until thereafter duly amended in accordance with the terms thereof, the terms of the Certificate of Incorporation of the Surviving Entity and the DGCL.

           (d) Directors and Officers of Surviving Entity. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Entity, or as otherwise provided by applicable law. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Entity and all such officers will hold office until their respective successors are duly appointed and qualify in the manner provided in the Bylaws of the Surviving Entity, or as otherwise provided by applicable law.

      2.2 CLOSING. The Closing shall take place (i) at 10:00 a.m. (New York time) at the offices of Baker & Botts, L.L.P., 599 Lexington Avenue, New York, New York 10022, on the first business day following the date on which the last of the conditions set forth in Article VIII (other than the filing of the Certificate of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing
 Date) is satisfied or, if permissible, waived, or (ii) on such other date and at such other time or place as is mutually agreed by Parent, Liberty and the Company.

      2.3  CONVERSION OF SECURITIES.

           (a) Conversion of Company Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of their securities:

                (i) Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than such shares to be canceled in accordance with Section 2.3(a)(iii) and subject to Section 2.4(f)) shall be converted into and represent the right to receive, and shall be exchangeable for 0.4626 of a share of Class A Liberty Group Stock (the "Exchange Ratio").

                (ii) All shares of Class A Liberty Group Stock issued pursuant to this Section 2.3(a) will be validly issued, fully paid and non-assessable. All shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Class A Liberty Group Stock to be issued pursuant to this Section 2.3(a) (and any dividends or other distributions and any cash in lieu of a fractional share payable pursuant to Sections 2.4(f) and 2.4(g)) with respect thereto upon the surrender of such certificate in accordance with Section 2.4, without interest.

                (iii)  Each share of Company Common Stock that
 immediately prior to the Effective Time is held by the Company as a treasury share shall be canceled and retired without payment of any consideration thereof and without any conversion thereof into the Merger Consideration.

           (b) Treatment of Company Stock Options and SARs. (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") issued by the Company (whether pursuant to any Company Stock Plan or otherwise) shall immediately vest and shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Parent. Thereafter, each Company Stock Option shall be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such Company Stock Option (except with respect to vesting), that number of shares of Class A Liberty Group Stock which is equal to the number of shares of Company Common Stock that were subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number (after taking into account all Company Stock Options held by the holder of such Company Stock Option), at an exercise price per share of Class A Liberty Group Stock equal to the amount determined by dividing the exercise price per share of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number down to the nearest whole cent.

                (ii) At the Effective Time, each outstanding stock appreciation right with respect to shares of Company Common Stock (a "Company SAR") issued by the Company pursuant to any Company Stock Plan, or otherwise issued by the Company, shall immediately vest and shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Liberty. Thereafter, each Company SAR shall be deemed to constitute a stock appreciation right, on the same terms and conditions as were applicable under such Company SAR (except with respect to vesting), with respect to that number of shares of Class A Liberty Group Stock which is equal to the number of shares of Company Common Stock that were subject to such Company SAR immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number (after taking into account all Company SARs owned by the holder of such Company SAR), at an exercise price per stock appreciation right equal to the amount determined by dividing the base price per share of such Company SAR immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number down to the nearest whole cent.

           (c) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of their securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity.

      2.4  EXCHANGE OF SHARES.

           (a) Appointment of Exchange Agent; Exchange Fund. On or before the Closing Date, Parent shall enter into an agreement (the "Exchange Agent Agreement") with an exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), authorizing such Exchange Agent to act as Exchange Agent hereunder. Promptly following the Effective Time, Parent shall deposit, in trust for the benefit of those Persons who immediately prior to the Effective Time were the holders of Company Common Stock, with the Exchange Agent certificates representing a sufficient number of shares of Class A Liberty Group Stock required to effect the delivery of the aggregate Merger Consideration issuable pursuant to Section
 2.3 (the certificates representing Class A Liberty Group Stock comprising such aggregate Merger Consideration being hereinafter referred to as the "Exchange Fund").

           (b) Letter of Transmittal. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration: (i) a notice of the effectiveness of the Merger and (ii) a letter of transmittal (which shall state that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) with instructions for use in effecting the surrender and exchange of the Certificates. Such notice, letter of transmittal and instructions shall contain such provisions and be in such form as Parent, Liberty and the Company reasonably specify.

           (c) Exchange Procedure. Promptly following the surrender, in accordance with such instructions, of a Certificate to the Exchange Agent (or such other agent or agents as may be appointed by the Exchange Agent or Parent pursuant to the Exchange Agent Agreement), together with such letter of transmittal (duly executed) and any other documents required by such instructions or letter of transmittal, the Exchange Agent shall, subject to
 Section 2.4(d), cause to be distributed to the Person in whose name such Certificate shall have been issued (i) a certificate registered in the name of such Person representing the number of whole shares of Class A Liberty Group Stock into which the shares of Company Common Stock previously represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article II and (ii) payment (which shall be made by check) of any cash payable in lieu of fractional shares of Class A Liberty Group Stock pursuant to Section 2.4(f). Each Certificate so surrendered shall be canceled.

           (d) Unregistered Transfers of Company Common Stock. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, certificates representing the proper number of whole shares of Class A Liberty Group Stock may be issued (and cash in lieu of fractional shares of Class A Liberty Group Stock may be paid) to the transferee if the Certificate representing such Company Common Stock surrendered to the Exchange Agent in accordance with Section 2.4(c) is properly endorsed for transfer or is accompanied by appropriate and properly endorsed stock powers and is otherwise in proper form to effect such transfer, if the Person requesting such transfer pays to the Exchange Agent any transfer or other taxes payable by reason of such transfer or establishes to the satisfaction of the Exchange Agent that such taxes have been paid or are not required to be paid and if such Person establishes to the satisfaction of Parent that such transfer would not violate applicable Federal or state securities laws.

           (e) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed satisfactory to Parent and complying with any other reasonable requirements imposed by Parent, the Exchange Agent will cause to be delivered to such Person in respect of such lost, stolen or destroyed Certificate the Merger Consideration (and any cash in lieu of fractional shares of Class A Liberty Group Stock to which such Person is entitled pursuant to Section 2.4(f)) in respect thereof as determined in accordance with this Article II. Parent may, in its discretion, require the owner of such lost, stolen or destroyed Certificate to give Parent a bond in such reasonable sum as it may direct as indemnity against any claim that may be made against Parent or the Surviving Entity with respect to the Certificate alleged to have been lost, stolen or destroyed.

           (f) No Fractional Shares. No fractional shares of Class A Liberty Group Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Class A Liberty Group Stock upon surrender of Certificates for exchange pursuant to this
 Section 2.4 will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of Class A Liberty Group Stock which, but for this Section 2.4(f), would be issuable in the Merger. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Class A Liberty Group Stock delivered to the Exchange Agent by Parent over (ii) the aggregate number of full shares of Class A Liberty Group Stock to be distributed to former holders of Company Common Stock (such excess being herein called the "Excess Shares"). The Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Shares at the prevailing prices on the NYSE. The sales of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. All commissions, transfer taxes and other out-of-pocket transaction costs, if any, including the expenses and compensation, if any, of the Exchange Agent, incurred in connection with such sale of Excess Shares, shall be deducted from the proceeds otherwise distributable to the holders of Company Common Stock. Until the proceeds of such sale have been distributed to the former holders of Company Common Stock, the Exchange Agent will hold such proceeds in trust for such former holders (the "Fractional Fund"). As soon as practicable after the determination of the amount of cash to be paid to former holders of Company Common Stock in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former holders.

           (g) No Dividends Before Surrender of Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Class A Liberty Group Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Class A Liberty Group Stock represented thereby, until the holder of record of such Certificate shall surrender such Certificate as provided herein. Following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Class A Liberty Group Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date after the Effective Time and payable with respect to such whole shares of Class A Liberty Group Stock between the Effective Time and the time of such surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time but prior to surrender and with a payment date subsequent to surrender payable with respect to such whole shares of Class A Liberty Group Stock.

           (h) No Further Ownership Rights in Company Common Stock. All shares of Class A Liberty Group Stock issued and all cash in lieu of fractional shares paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Entity of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. Subject to Section 2.4(i), if, after the Effective Time, Certificates are presented to the Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article II.

           (i) Termination of Exchange Fund and Fractional Fund; Abandoned Property Laws. Any portion of the Exchange Fund and the Fractional Fund (and any dividends or other distributions with respect to such portion of the Exchange Fund) and any cash delivered to the Exchange Agent for payment of fractional shares pursuant to Section 2.4(f) which remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall thereafter look only to Parent for payment of their claim for Merger Consideration (and any such dividends or other distributions) or for any cash in lieu of fractional shares of Class A Liberty Group Stock. None of Parent, Liberty nor the Surviving Entity shall be liable to any holder of shares of Company Common Stock or Class A Liberty Group Stock for any such shares, for any dividends or distributions with respect thereto or for any cash in lieu of fractional shares which may be delivered to any public official pursuant to any abandoned property, escheat or similar law.

      2.5 CHANGES IN CLASS A LIBERTY GROUP STOCK. If prior to the Effective Time, the Class A Liberty Group Stock shall be recapitalized or reclassified or Parent shall effect any stock dividend, stock split or reverse stock split of Class A Liberty Group Stock, or shall otherwise effect any transaction that changes the shares of Class A Liberty Group Stock into any other securities (including securities of another corporation), or shall make any other dividend (other than the commencement of regular cash dividends) or distribution on the shares of Class A Liberty Group Stock, then the Exchange Ratio will, as appropriate, be adjusted to reflect such split, combination, transaction, dividend or other distribution or change.


                                ARTICLE III

                              CERTAIN ACTIONS

      3.1 STOCKHOLDER MEETING. The Company and its Board of Directors (the "Company Board") shall take all action necessary in accordance with applicable law and the Company's Amended and Restated Certificate of Incorporation (the "Company Charter") and Amended and Restated Bylaws (the "Company Bylaws") to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Company's stockholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of this Agreement and the Merger contemplated hereby (the "Merger Proposal"). The only matters the Company shall propose to be acted on by the Company's stockholders at the Special Meeting shall be the Merger Proposal and related matters incidental to the consummation of the Merger and, if so determined by the Company, such other matters as are customarily presented to stockholders at an annual meeting. Subject to
 Section 7.5, the Company Board will recommend that the Company's stockholders vote in favor of approval of the Merger Proposal and the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of such approval and to secure the vote of stockholders of the Company required by the DGCL and the Company Charter to effect the Merger. The Company shall not require any vote greater than a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock voting as a single class for approval of the Merger Proposal. Unless the Agreement is previously terminated in accordance with Article IX, the Company shall submit the Merger Proposal to its stockholders at the Special Meeting even if the Company Board determines at any time after the date hereof that it is no longer advisable or recommends that the Company's stockholders reject it.

      3.2  REGISTRATION STATEMENT AND OTHER COMMISSION FILINGS.

           (a) Registration Statement and Proxy Statement. As soon as reasonably practicable after the execution of this Agreement, Parent, Liberty and the Company shall cooperate in the preparation of, and the Company shall file confidentially with the Commission, a preliminary proxy statement in form and substance reasonably satisfactory to each of Parent, Liberty and the Company, and following resolution of comments, if any, of the Commission on the preliminary proxy statement, Liberty and Parent shall prepare and Parent shall file with the Commission a registration statement on Form S-4 (the "Registration Statement"), containing a form of prospectus that includes such proxy statement (as amended or supplemented, if applicable) registering under the Securities Act the issuance of the shares of Class A Liberty Group Stock issuable upon conversion of Company Common Stock pursuant to the Merger. Each of Parent, Liberty and the Company shall use commercially reasonable efforts to respond to any comments of the Commission, to have the Registration Statement declared effective as promptly as practicable after such filing and to cause the proxy statement as filed with the Commission and as thereafter amended or supplemented to be approved by the Commission and mailed to the Company's stockholders at the earliest practicable time (such proxy statement in the definitive form mailed to the Company's stockholders, as thereafter amended or supplemented, being referred to as the "Proxy Statement"). The Company and Parent will notify each other party promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any other filing or for additional information, and will supply the other parties with copies of all correspondence between it and any of its representatives, on the one hand, and the Commission or its staff or any other governmental officials on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing with the Commission relating thereto. Whenever a party becomes aware of any event which is required to be set forth in an amendment or supplement to the Registration Statement, the Proxy Statement or any other filing with the Commission in connection with this Agreement or the transactions contemplated hereby, such party shall promptly inform the other parties of such occurrence and cooperate in the prompt filing with the Commission or its staff or any other governmental officials, and/or mailing to stockholders of the Company, of such amendment or supplement which shall comply in all material respects with the provisions of the Securities Act and the Exchange Act. The Company, and Parent and Liberty, each shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

           (b) Company Board Recommendation. The Proxy Statement shall include the recommendation of the Company Board in favor of approval and adoption of the Merger Proposal, except to the extent the Company Board shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 7.5. The Company shall use its reasonable efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement becomes effective.

      3.3 IDENTIFICATION OF RULE 145 AFFILIATES. Within 30 days after the execution of this Agreement, the Company shall deliver to Parent and Liberty a letter identifying all Persons who the Company knows are or who the Company has reason to believe may be, as of the date of the Special Meeting, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company will supplement such letter, if applicable, with the name and address of any other Person subsequently identified by either Parent or the Company, as the case may be (unless, in the case of Parent, an opinion of outside counsel to the Company reasonably acceptable to Parent is provided to Parent that such Person is not an affiliate), as a Person who may be deemed to be such an affiliate; provided, however, that no such Person identified by Parent or the Company, as the case may be, shall remain on such list of affiliates if Parent or the Company, as the case may be, shall receive from the other party, on or before the date of the Special Meeting, an opinion of outside counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall use its reasonable best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above (as so supplemented) to deliver to Parent, on or prior to the Closing Date, a written agreement, in substantially the form annexed hereto as Exhibit 3.3 (each a "Rule 145 Agreement"). Parent shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Class A Liberty Group Stock received by such affiliates in the Merger.

      3.4 STATE TAKEOVER STATUTES. The Company will, and will use its reasonable efforts to cause OCC to, take all reasonable steps to (i) exempt the Merger from the requirements of any applicable state takeover law and
 (ii) assist in any challenge by Parent or Liberty to the validity or applicability to the Merger of any state takeover law.

      3.5 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement and applicable law, and (with respect to Parent) subject to the last proviso of the following sentence, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate such transactions specified in Article VIII to be fully satisfied. Without limiting the generality of the foregoing, the parties shall (and shall cause their respective directors, officers and Subsidiaries, and use their reasonable efforts to cause their respective Affiliates, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide reasonable assistance to each other in (i) the preparation and filing with the Commission of the Registration Statement, the preliminary proxy statement referred to in Section 3.2, the Proxy Statement and any necessary amendments or supplements to any thereof; (ii) seeking to have such Registration Statement declared effective by the Commission as soon as reasonably practicable after filing; (iii) taking such actions as may reasonably be required under applicable state securities or blue sky laws in connection with the issuance of the Merger Consideration; (iv) using commercially reasonable efforts to obtain all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any Governmental Entity or other Person required in order to cause any of the conditions to each other party's obligation to consummate the Merger and the transactions contemplated hereby to be fully satisfied; (v) filing all pre-merger notification and report forms required under the Hart-Scott Act and responding to any requests for additional information made by any Governmental Entity pursuant to the Hart-Scott Act;
 (vi) using commercially reasonable efforts (which in the case of Parent do not require the commencement of litigation) to lift any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Entity (an "Injunction") of any type referred to in Section 8.1(e); (vii) using commercially reasonable efforts to obtain the tax opinions referred to in Sections 8.2(h) and 8.3(e); (viii) providing all such information about such party, its Subsidiaries and its officers, directors, partners and Affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; and (ix) in general, using commercially reasonable efforts to consummate and make effective the transactions contemplated thereby; provided, however, that, subject (with respect to Liberty) to Section 7.10(b), in making any such filing and in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any Injunction referred to in this sentence, (A) no party shall be required to pay any consideration, to divest itself of any of, or otherwise rearrange the composition of, any of its assets or to agree to any of the foregoing or any other condition or requirement that is materially adverse or burdensome; (B) neither Parent nor Liberty shall be required to take any action pursuant to the foregoing if the taking of such action is reasonably likely to result in the imposition of a condition or restriction of the type referred to in Section 8.2(d); (C) without Liberty's prior consent, the Company shall not, and shall not permit any of its Subsidiaries to, amend any License or Contract, pay any consideration or make any agreement or reach any understanding or arrangement other than in the ordinary course of business consistent with prior practice; and (D) Liberty and the Company recognize that Parent may allocate resources in whatever manner it reasonably deems appropriate; and provided, further, that Parent and its Subsidiaries shall not be required to take any such action, or any other action pursuant to this Section 3.5, except to the extent that such action is required by statute, rule or regulation to be taken by or in the name of Parent or such Subsidiary (as opposed to by or in the name of Liberty or the Company or a Subsidiary thereof) in connection with the transactions contemplated by this Agreement and, in such event, Parent (or such Subsidiary of Parent) shall be required only to make filings and statements of fact and shall not under any circumstances be required to commit or be committed to take or refrain from taking any action or be subject to any restriction that relates to any business, asset, liability, operation or employee of Parent or any of its Subsidiaries. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

      3.6  EMPLOYEE MATTERS.   Neither Parent nor the Surviving Entity shall
 be required to maintain any Company Plan after the Effective Time. Each employee of the Surviving Entity who was an employee of the Company immediately prior to the Effective Time (i) shall be entitled to participate in the "employee benefit plans", as defined in Section 3(3) of ERISA, maintained by Parent (the "Parent Plans") to the same extent, if any, as similarly situated employees of Liberty, (ii) shall receive credit for such employee's past service with the Company as of the Effective Time for purposes of eligibility and vesting under the Parent Plans, including for purposes of eligibility and participation under Parent's severance policies and plans, to the extent such service was credited under the Company Plans on the Closing Date, and (iii) shall not be subject to any waiting periods or limitations on benefits for pre-existing conditions under the Parent Plans, including any group health and disability plans, except to the extent such employees were subject to such limitations under the Company Plans; provided, however, that clauses (ii) and (iii) shall not apply to employees who become eligible to participate in Parent Plans as a result of transfer of employment to Parent or one of its Subsidiaries other than the Surviving Entity or any member of the Liberty Media Group.

      3.7 OCC BOARD. The Company shall cause Liberty's designees to constitute a majority of the board of directors of OCC effective immediately following the Effective Time (and Parent, as sole shareholder of the Surviving Entity at such time, consents to such constitution).

      3.8 COMPANY SEVERANCE OBLIGATIONS. (a) Liberty agrees to cause the Surviving Entity to assume and honor without modification the severance and cash severance payment provisions of the employment agreements and change of control severance plan listed in Section 3.8 of the Company Disclosure Schedule (the "Employee Severance Agreements"), with any cash severance payments pursuant thereto to be made in a lump sum not later than the Effective Time. Each of Liberty and the Company acknowledges that the consummation of the Merger as provided herein will constitute a "Change of Control" for purposes of the Employee Severance Agreements and, accordingly, as of the Effective Time, each of the individuals party to such agreements will be entitled to (x) a cash severance payment as provided in such agreements in the manner described in the previous sentence, (y) provision of the other fringe benefits provided in such agreements and (z) accelerated vesting of the stock appreciation rights with respect to the Company Common Stock held by such individuals as provided in such agreements.

           (b) Prior to the Closing, the Company shall take such action as is necessary in accordance with the terms of the Employee Severance Agreements to terminate all individuals covered by such agreements, effective as of the Effective Time, subject to the making of the cash severance payments and provision for the other benefits referred to in
 Section 3.8(a).

      3.9 EXPENSES. Except as may otherwise be set forth in this Agreement, the Third Inter-Group Supplement, the Third Tax Sharing Amendment, the Parent Charter or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party, each of Parent and Merger Sub (i) has not paid and will not pay, directly or indirectly (which does not include any payments by or to Liberty or any member of the Liberty Media Group or any Affiliate of the foregoing or any allocations pursuant to the Parent Charter or the Inter-Group Agreement) any expenses of any of the holders of Company Common Stock incurred in connection with the Merger and (ii) has not agreed to assume and will not directly or indirectly (which does not include any payments by or to Liberty or any member of the Liberty Media Group or any Affiliate of the foregoing or any allocations pursuant to the Parent Charter or the Inter-Group Agreement) assume any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock. Liberty and its Subsidiaries and Affiliates will not execute in connection with this Agreement or any document referred to herein, any document, whether or not referred to herein, that would require Parent or any member of the Common Stock Group (i) to pay, directly or indirectly, any expenses of any of the holders of Company Common Stock incurred in connection with the Merger or
 (ii) to assume, directly or indirectly, any expenses or other liability, whether fixed or contingent, of any holder of Company Common Stock, without the prior written approval of the Company. The Company and its Subsidiaries and Affiliates will not execute in connection with this Agreement or any document referred to herein, any document, whether or not referred to herein, that would require Parent or any member of the Common Stock Group (i) to pay, directly or indirectly, any expenses of any of the holders of Company Common Stock incurred in connection with the Merger or
 (ii) to assume, directly or indirectly, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock, without the prior written approval of Parent and Liberty.

      3.10 ACQUISITION OF COMPANY COMMON STOCK. (a) From and after the date hereof and through the Effective Time, Parent and Liberty shall not, and each shall cause its respective Subsidiaries and Affiliates not to, acquire any shares of or interests in stock of the Company or rights to acquire shares of or interests in stock of the Company other than pursuant to the Merger or this Agreement; provided, however, that this Section 3.10(a) shall not prohibit (i) Parent or any of its Subsidiaries and Affiliates from engaging in any merger, acquisition, business combination, stock repurchase, stock issuance or other transaction or business opportunity (or the acquisition of shares of or interests in stock of the Company pursuant thereto) so long as a principal purpose of such transaction is not the acquisition of shares of or interests in stock of the Company, (ii) any direct or indirect acquisition by Liberty or any member of the Liberty
 Media Group so long as a principal purpose of such transaction is not the acquisition of shares of or interests in stock of the Company, or (iii) the acquisition of any securities by or for the benefit of any employee benefit plan.

           (b) Subject to the last sentence of this paragraph (b), notwithstanding any other provision of this Agreement, Parent shall, if so requested by Liberty at least 30 days prior to the Closing Date, use commercially reasonable efforts to determine whether Parent or any Subsidiary of Parent which is a member of the Common Stock Group (i) has acquired any shares of or interests in stock of the Company on or prior to the date hereof and such acquisition of shares of or interests in stock of the Company would not have been made but for a plan that includes the Merger, or (ii) has acquired after the date hereof and prior to the Effective Time any shares of or interests in stock of the Company in any direct or indirect acquisition in which gain or loss is recognized by the Person who directly held such shares or interests immediately prior to such acquisition or, following such acquisition, the adjusted tax basis of such shares or interests in the hands of the Person that holds them is not solely determined by the adjusted tax basis of such shares or interests in the hands of the Person that held them immediately before such acquisition. In the event that such efforts of Parent result in Parent determining that Parent or a member of the Common Stock Group has so acquired such shares of or interests in stock of the Company, then Parent or such Subsidiary of Parent shall use commercially reasonable efforts to sell such shares of or interests in Company Common Stock in the open market at least five business days prior to the Closing Date (or, if such acquisition occurs within ten business days prior to the anticipated Closing Date, then prior to the Effective Time), excluding for purposes of this sentence any shares of or interests in stock of the Company (x) that are acquired by or for the benefit of an employee benefit plan or the Liberty Media Group or (y) are acquired pursuant to this Agreement, the Third Inter-Group Supplement or the Third Tax Sharing Amendment or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party. Notwithstanding the foregoing, Parent shall not be liable for (or in breach of this paragraph (b) in the event of) any failure of such reasonable efforts to detect the ownership or acquisition of any such shares or interests.

           (c) Notwithstanding the foregoing provisions of this Section 3.10, as of the date hereof, Parent and its Subsidiaries that are members of the Common Stock Group do not, and as of the Effective Time, Parent and its Subsidiaries that are members of the Common Stock Group will not, own or have any rights to acquire (which rights are not subject to any significant condition other than payment of consideration) more than 5% of the shares of Company Common Stock (other than pursuant to this Agreement, including Exhibit 7.13 hereto, the Third Inter-Group Supplement or the Third Tax Sharing Amendment or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party), outstanding on the date hereof excluding any shares of or interests in stock of the Company which may be owned by or for the benefit of any (i) employee benefit plan of Parent, Liberty or any of their respective Subsidiaries or (ii) the Liberty Media Group.

           (d) Notwithstanding any other provision of this Agreement, if Liberty or any of its Subsidiaries which are members of the Liberty Media Group has acquired or acquires prior to the Effective Time any shares of or interests in stock of the Company in any direct or indirect acquisition (other than rights to acquire Company Common Stock pursuant to the Merger), Liberty or such Subsidiary shall sell such shares of or interests in Company Common Stock in the open market at least five business days prior to the Closing Date, excluding for purposes of this sentence any shares of or interests in stock of the Company that are acquired by or for the benefit of an employee benefit plan of Liberty or any such Subsidiary. Liberty and its Subsidiaries which are members of the Liberty Media Group have not requested, and will not request prior to the Effective Time, that Parent or any other member of the Common Stock Group own or acquire any shares of or interests in stock of the Company for or on behalf of the Liberty Media Group (except for the acquisition of shares of Company Common Stock pursuant to the Merger) unless such shares of or interests in Company Common Stock are acquired in a direct or indirect acquisition in which a principal purpose of such acquisition was not to acquire such shares of or interests in Company Common Stock and Liberty sells such shares of or interests in Company Common Stock in the open market at least five business days prior to the Closing Date. Unless the preceding sentence of this
 Section 3.10(d) will be complied with by Liberty and its Subsidiaries, Liberty and its Subsidiaries and Affiliates will not execute in connection with the Merger, this Agreement or any document referred to herein, any other document that would require Parent or any member of the Common Stock Group to acquire or own any shares of or interests in stock of the Company (other than the acquisition of shares of Company Common Stock pursuant to the Merger) or the Post-Merger Restructuring Transactions, without the prior written approval of the Company.

           (e) The Company and its Subsidiaries and Affiliates will not execute in connection with the Merger, this Agreement (or any document referred to herein), any other document that would require Parent or any member of the Common Stock Group to acquire or own any shares of or interests in stock of the Company (other than the acquisition of shares of Company Common Stock pursuant to the Merger or the Post-Merger Restructuring Transactions), without the prior written approval of Parent and Liberty.

      3.11 COMPENSATION. Except as may otherwise be provided in or required by this Agreement, the Third Inter-Group Supplement or the Third Tax
 Sharing Amendment or as has been or will be negotiated by Liberty or any member of the Liberty Media Group with Parent or any other Person, any compensation paid or to be paid by Parent, Merger Sub or any member of the Common Stock Group to any stockholder of the Company who will be an employee of or perform advisory services for Parent, Merger Sub or any member of the Common Stock Group before the Merger, or for Parent or any member of the Common Stock Group after the Merger, will be in consideration of services actually rendered or to be rendered, will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services, and has been or will be bargained for independent of negotiations regarding the consideration to be paid for shares of Company Common Stock.

      3.12 INTERFERENCE OR DELAY. In the event that any of the events described in any of clauses (A), (B), (C) or (D) of Section 9.1(ii) of this Agreement shall have occurred (and, in the case of the event described in clause (B), Liberty shall not have waived such breach within five business days of receipt of Parent's written request that it advise Parent as to whether Liberty intends to waive such breach), (i) Parent may withdraw from the Commission any Registration Statement filed, and/or terminate the effectiveness of any Registration Statement which has been declared effective, and (ii) upon the request of Parent, the Company shall withdraw any preliminary Proxy Statement filed with the Commission, but, in either such case, only if such withdrawal or termination is in Parent's reasonable judgment necessary to avoid a delay in or interference with any other transaction in which Parent desires to engage in respect of the Common Stock Group; provided, however, that upon Parent's completion of such other transaction, Parent shall provide notice of such completion to Liberty and the Company and, upon the request of Liberty and the Company, Parent shall file, and use its commercially reasonable efforts to have declared effective, a new Registration Statement, and the Company shall be able to file a new Proxy Statement; and, provided, further, that (a) Parent shall not effect any such withdrawal or termination if the stockholders of the Company approve the Merger Proposal at the Special Meeting, and (b) if each of the Company and Liberty have used reasonable efforts to file the preliminary Proxy Statement prior to the 80th day preceding the End Date, but have been unable to do so due to events or circumstances beyond their control, the Company shall not be obligated to withdraw any preliminary Proxy Statement that has been on file with the Commission for less than 80 days. Notwithstanding the foregoing, (1) if the original Registration Statement is declared effective by the Commission in the period beginning on the 21st day before the End Date and ending on the End Date, (2) each of the Company and Liberty have used reasonable efforts to cause the original Registration Statement to become effective prior to such period, and (3) the Proxy Statement provides that the Special Meeting is scheduled to occur no later than the 25th business day following the date that the Registration Statement is declared effective, Parent may not effect any withdrawal or termination of the Registration Statement pursuant to the preceding sentence after the date that the Registration Statement has become effective and prior to the end of the 25th business day following the date that the Registration Statement is declared effective.


                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

           The Company hereby represents and warrants to Parent, Liberty and Merger Sub as follows:

      4.1 ORGANIZATION AND QUALIFICATION. Each of the Company and each of its Subsidiaries (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Section 4.1 of the Company Disclosure Schedule sets forth a complete and accurate list of each of the Company's Subsidiaries and reflects the percentage and nature of the Company's ownership of each such Subsidiary.

           The Company owns 17,159,085 shares of OCC Stock and OCC Warrants exercisable for 1,123,823 shares of OCC Stock. The shares of OCC Stock owned by the Company have been validly issued, fully paid and non-assessable and are not and, from the date hereof through and including the Effective Time, will not be subject to any Liens or Restrictions, except as created by this Agreement or as set forth on Section 4.1 of the Company Disclosure Schedule. The foregoing representations regarding the Company's ownership of shares of OCC Stock are made subject to any changes that may affect the holders of OCC Stock generally.

           The Company has delivered to Liberty true and complete copies of the Company Charter and Company Bylaws in effect on the date hereof. The Company's minute books, true and complete copies of which have been made available to Liberty, contain the minutes (or draft copies of the minutes) of all meetings of directors and stockholders of the Company since January 1, 1996.

      4.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the approval of its stockholders specified in Section 4.15, to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the transactions contemplated hereby have been duly and validly authorized by the Company Board and by all other necessary corporate action on the part of the Company, subject, in the case of the consummation by it of the Merger, to the approval of the Company's stockholders specified in the previous sentence. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

      4.3 CAPITALIZATION. The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). As of the date hereof, (i) 29,755,600 shares of Company Common Stock were issued and outstanding and no shares were issued and held by the Company in its treasury or by Subsidiaries of the Company and (ii) no shares of Company Preferred Stock were issued and outstanding or were issued and held by the Company in its treasury or by Subsidiaries of the Company. All issued and outstanding shares of Company Common Stock have been validly issued and are fully paid and non-assessable, and have not been issued in violation of any preemptive rights or of any federal or state securities laws. There are no issued or outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries which have the right to vote (or which are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt"). Section 4.3 of the Company Disclosure Schedule describes all outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound which, directly or indirectly, obligate the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold any additional shares of Company Common Stock or any other capital stock, equity interest or Voting Debt of the Company or any Subsidiary of the Company, any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such shares, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such subscription, option, warrant, call or right (collectively, "Convertible Securities"). Neither the Company nor any Subsidiary thereof is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. Neither the Company nor any of its Subsidiaries has adopted, authorized or assumed any plans, arrangements or practices for the benefit of its officers, employees or directors which require or permit the issuance, sale, purchase or grant of any capital stock, other equity interests or Voting Debt of the Company or any Subsidiary of the Company, any other securities convertible into, or exercisable or exchangeable for, any such stock, interests or Voting Debt, or any phantom shares, phantom equity interests or stock or equity appreciation rights, other than the Company Stock Plans and the OCC Stock Plans. Other than Permitted Encumbrances, all shares of capital stock of and all partnership or other equity interests in each Subsidiary of the Company are owned free and clear of any Lien or Restriction and the shares of capital stock of each corporate Subsidiary of the Company are validly issued, fully paid and non-assessable. Except for the transactions contemplated by the Entertainment Asset Sale Agreement or as set forth on
 Section 4.3 of the Company Disclosure Schedule, there are not, and immediately after the Effective Time, there will not be, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character to or by which the Company or any of its Subsidiaries is a party or is bound that, directly or indirectly, (x) call for or relate to the sale, pledge, transfer or other disposition by the Company or any Subsidiary of the Company of any shares of capital stock, any partnership or other equity interests or any Voting Debt of any Subsidiary of the Company or (y) relate to the voting or control of such capital stock, partnership or other equity interests or Voting Debt.

      4.4 REPORTS AND FINANCIAL STATEMENTS. (a) The Company has filed all Reports on Form 10-K, Form 10-Q and Form 8-K, registration statements and proxy statements required to be filed with the Commission since January 1, 1997 (collectively, the "Company SEC Reports"). None of the Company SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes) included in the Company SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the Company SEC Reports, as of their respective dates, complied as to form in all material respects with the requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

           (b) OCC has filed all Reports on Form 10-K, Form 10-Q and Form 8-K, registration statements and proxy statements required to be filed with the Commission since January 1, 1997 (collectively, the "OCC SEC Reports"). None of the OCC SEC Reports, as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets (including the related notes) included in the OCC SEC Reports presents fairly, in all material respects, the consolidated financial position of OCC and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the OCC SEC Reports present fairly, in all material respects, the results of operations and the changes in financial position of OCC and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments. All of the OCC SEC Reports, as of their respective dates, complied as to form in all material respects with requirements of the Exchange Act, the Securities Act and the applicable rules and regulations thereunder.

           (c) Except as set forth on Section 4.4 of the Company Disclosure Schedule, the Company and its Subsidiaries have not made any misstatements of fact, or omitted to disclose any fact, to any Governmental Entity, or taken or failed to take any action, which misstatements or omissions, actions or failures to act, individually or in the aggregate, subject or would subject any Licenses held by the Company or any of its Subsidiaries to revocation or failure to renew, except where such revocation or failure to renew, individually or in the aggregate, does not and would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

           (d) Except as set forth on Section 4.4 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has guaranteed or otherwise agreed to become responsible for any Indebtedness of any other Person.

           (e) Neither the Company nor any Subsidiary of the Company has any obligation to contribute any additional capital to, or acquire any additional interest in, any of its Affiliates.

      4.5 NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS. The execution and delivery by the Company of this Agreement do not, and the performance by the Company of its obligations hereunder and the consummation by the Company of the Merger and the transactions contemplated hereby will not:

                (i) assuming approval of the Merger Proposal by the Company's stockholders as contemplated by Section 4.15, conflict with or violate the Company Charter or Company Bylaws or the charter or bylaws of any corporate Subsidiary of the Company or the partnership agreement of any partnership Subsidiary of the Company;

                (ii) require any consent, approval, order or authorization of or other action by any Governmental Entity (a "Governmental Consent") or any registration, qualification, declaration or filing with or notice to any Governmental Entity (a "Governmental Filing"), in each case on the part of the Company or any Subsidiary of the Company, except for (A) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (B) the Governmental Consents and Governmental Filings with foreign, state and local governmental authorities set forth on Section 4.5, paragraph 1 of the Company Disclosure Schedule (the "Local Approvals"), (C) such Governmental Consents and Governmental Filings as may be required in connection with the issuance of the Merger Consideration as contemplated hereby pursuant to state securities and blue sky laws, (D) the Governmental Filings required to be made pursuant to the pre-merger notification requirements of the Hart-Scott Act, (E) the filing with the Commission of (1) the preliminary proxy statement and the Proxy Statement as contemplated by Section 3.2(a) and (2) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement or the transactions contemplated hereby and (F) such other Governmental Consents and Government Filings the absence or omission of which will not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole;

                (iii) except as set forth on Section 4.5, paragraph 2 of the Company Disclosure Schedule, require, on the part of the Company or any Subsidiary of the Company, any consent by or approval or authorization of (a "Contract Consent") or notice to (a "Contract Notice") any other Person (other than a Governmental Entity), under any License or other Contract, except for such Contract Consents and Contract Notices the absence or omission of which will not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole;

                (iv) assuming that the Contract Consents and Contract Notices described on Section 4.5 of the Company Disclosure Schedule are obtained and given, conflict with or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, suspension, modification or acceleration of any obligation or any increase in any payment required by, or the impairment, loss or forfeiture of any material benefit, rights or privileges under, or the creation of a Lien or other encumbrance on any assets pursuant to (any such conflict, violation, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), any "Contract" (which term shall mean and include any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument, employee benefit plan or practice, or other agreement, obligation, commitment or concession of any nature to which the Company or any Subsidiary of the Company is a party, by which the Company, any Subsidiary of the Company or any of their respective assets or properties is bound or affected or pursuant to which the Company or any Subsidiary of the Company is entitled to any rights or benefits (including the Licenses)), except for such Violations which would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole; or

                (v) assuming that the Merger is so approved by the Company's stockholders and assuming that the Governmental Consents and Governmental Filings specified in clause (ii) of this Section 4.5 are obtained, made and given, result in a Violation of, under or pursuant to any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary of the Company or by which any of their respective properties or assets are bound, except for such Violations which would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole. As used herein, the term "Governmental Entity" means and includes any court, arbitrators, administrative or other governmental department, agency, commission, authority or instrumentality, domestic or foreign.

      4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. (a) Except as otherwise disclosed in the Company SEC Reports or the OCC SEC Reports filed with the Commission prior to the date hereof or as set forth on Section 4.6 of the Company Disclosure Schedule, since June 30, 1999, (i) there has not been any adverse change in, and no event has occurred and no condition exists which, individually or together with all other such changes, events and conditions, has had or, insofar as the Company can reasonably foresee, is reasonably likely to have, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; and (ii) through the date hereof, other than actions that in the ordinary course of the Company's business consistent with prior practice would not have required, and would have been taken without, the approval of the Company Board, no action has been taken by the Company or any Subsidiary of the Company which, if Section 7.4 had then been in effect, would have been prohibited by such Section without the consent or approval of Liberty, and no agreements, understandings, obligations or commitments, whether in writing or otherwise, to take any such action were entered into during such period.

           (b) Prior to the date hereof, the Company delivered to Liberty a schedule setting forth a detailed estimate of the amount of cash which the Company expects to have retained after giving effect to, among other things, the Entertainment Asset Sale and the application or reservation of cash to specified liabilities and expenses related thereto, the payment of the severance obligations contemplated by Section 3.8 hereof and the other transactions contemplated hereby, and the Company has no reason to believe that such estimate is materially inaccurate.

      4.7 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration, or (ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the time of the stockholder vote taken at the Special Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Proxy Statement and the furnishing thereof by the Company will comply in all respects with the applicable requirements of the DGCL.

      4.8 LEGAL PROCEEDINGS. As of the date hereof, there is no (i) suit, action or proceeding pending of which the Company has received notice or, to the knowledge of the Company, any investigation pending or any suit, action, proceeding or investigation threatened, against, involving or affecting the Company, any Subsidiary of the Company or any of its or their properties or rights (including without limitation the Company's interests in OCC), which, if adversely determined, is, insofar as the Company can reasonably foresee, reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; (ii) judgment, order, decree, Injunction or order of any Governmental Entity entered against and binding on the Company or any Subsidiary of the Company of which the Company has received notice, which, insofar as the Company can reasonably foresee, is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; (iii) suit, action or proceeding pending of which the Company has received notice or, to the knowledge of the Company, any investigation pending or any suit, action, proceeding or investigation threatened, against the Company or any Subsidiary of the Company which seeks to restrain, enjoin or delay the consummation of the Merger or any of the other transactions contemplated hereby or which seeks damages in connection therewith; and (iv) Injunction of any type referred to in Section 8.1(e)) of which the Company has received notice which has been entered or issued and is in effect.

      4.9 LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS. The Company and its Subsidiaries hold all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign required for the ownership of the assets and operation of the businesses of the Company or any of its Subsidiaries, except for the failure to hold any of the foregoing as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole (collectively, the "Licenses"). Each of the Company and its Subsidiaries is in compliance with, and has conducted its business so as to comply with, the terms of their respective Licenses and with all applicable laws, rules, regulations, ordinances and codes, except where the failure so to comply has not had and, insofar as reasonably can be foreseen by the Company, in the future is not reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, the Company and its Subsidiaries, (i) have all Licenses of foreign, state and local governmental authorities required for the operation of the facilities being operated on the date hereof by the Company or any of its Subsidiaries (the "Permits"), (ii) have duly and currently filed all reports and other information required to be filed by any other Governmental Entity in connection with such Permits and (iii) are not in violation of any of such Permits, other than the lack of Permits, delays in filing reports or possible violations which have not had and, insofar as can reasonably be foreseen by the Company, in the future are not reasonably likely to have, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, to the knowledge of the Company, the Company and its Subsidiaries have duly complied with, and the operation of their respective businesses, equipment and other assets and the facilities owned or leased by them are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any governmental or a quasi governmental authority relating to (i) errors or omissions, (ii) discharges to surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation or
 (vi) other environmental, health or safety matters, including without limitation all matters set forth in the Comprehensive Environmental Response Compensation and Liability Act of 1980 as amended by the Superfund Amendments and Authorization Act of 1986, the Occupational Safety and Health Act, the Resource Conservation Recovery Act of 1976, the Federal Water Pollution Control Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Emergency Planning Community Right to Know Act of 1986, as amended, and the Clean Air Act, as amended (collectively "Environmental and Health Laws"); except, with respect to any of the foregoing, where the failure to be or have been in such compliance would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending or threatened against the Company or any of its Subsidiaries relating to violations of the Environmental and Health Laws, except for such matters as would not be reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

      4.10 BROKERS OR FINDERS. No agent, broker, investment banker, financial advisor or other Person is or will be entitled, by reason of any agreement, act or statement by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates, to any financial advisory, broker's, finder's or similar fee or commission, to reimbursement of expenses or to indemnification or contribution in connection with any of the transactions contemplated by this Agreement, except Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses will be paid by the Company at the Effective Time in accordance with the Company's agreement with such firm (copies of which have been delivered by the Company to Parent and Liberty prior to the date of this Agreement), and the Company agrees to indemnify and hold Parent, Liberty and Merger Sub harmless from and against any and all claims, liabilities or obligations with respect to any other such fees, commissions, expenses or claims for indemnification or contribution asserted by any Person on the basis of any act or statement made or alleged to have been made by the Company or any of its Subsidiaries, directors, officers, employees or Affiliates.

      4.11  TAX MATTERS.  (a)   Except as set forth on Section 4.11,
 paragraph 1 of the Company Disclosure Schedule, (i) there has been duly filed by or on behalf of the Company and each of its Subsidiaries (and each of their respective predecessors, if any), or filing extensions from the appropriate federal, state, foreign and local Governmental Entities have been obtained with respect to, all material federal, state, foreign and local tax returns and reports required to be filed on or prior to the date hereof; (ii) payment in full or adequate provision for the payment of all material taxes required to be paid in respect of the periods covered by such tax returns and reports has been made; (iii) a reserve which the Company reasonably believes to be adequate has been set up for the payment of all such material taxes anticipated to be payable in respect of periods through the most recent fiscal quarter end; (iv) none of the income tax returns required to be filed by or on behalf of the Company and each of its Subsidiaries consolidated in such returns (the "Company Consolidated Returns") or by or on behalf of OCC and each of its Subsidiaries consolidated in such returns (the "OCC Consolidated Returns") have been examined by or settled with the Internal Revenue Service ("IRS") or other Governmental Entity; (v) there are no material "deferred intercompany transactions" or "intercompany transactions" the gain or loss in which has not yet been taken into account under the Company Consolidated Returns or the OCC Consolidated Returns; (vi) there are no Liens for material taxes on the assets of the Company and each of its Subsidiaries, except for statutory liens for current taxes not yet due and payable; and (vii) there have been no claims or assessments against the Company or any of its Subsidiaries asserted in writing by any Governmental Entity with respect to any alleged deficiency in any tax, other than those claims or assessments that would not have a Material Adverse Effect on the Company or its Subsidiaries taken as a whole. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, value added, alternative or added minimum, ad valorem, transfer, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts. The term "tax return" means a report, return or other information required to be supplied to or filed with a Governmental Entity with respect to any tax including an information return, claim for refund, amended tax return or declaration of estimated tax.

           (b) Except as set forth on Section 4.11, paragraph 2 of the Company Disclosure Schedule, the Company Plans and other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under
 Section 162(m) of the Code for employee remuneration will not apply to any amounts paid or payable by the Company or any of its Subsidiaries under any such plan or arrangement and, to the best knowledge of the Company, no fact or circumstance exists that could reasonably be expected to cause such disallowance to apply to any such amounts.

           (c) Except as set forth on Section 4.11, paragraph 3 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) is a party to any tax allocation or tax sharing agreement,
 (ii) has been a member of an affiliated group filing a consolidated federal income tax return other than a group the common parent of which was the Company or (iii) has any liability for taxes of any Person (other than the Company and its Subsidiaries) under Reg. section1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract or otherwise.

      4.12  EMPLOYEE MATTERS.

           (a) Section 4.12(a) of the Company Disclosure Schedule contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to at any time since January 1, 1997 by the Company or by any trade or business, whether or not incorporated ("ERISA Affiliate"), that together with the Company would be deemed a "controlled group" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company, including any such type of plan established, maintained or contributed to under the laws of any foreign country (the "Company Plans"). Section 4.12(a) of the Company Disclosure
 Schedule identifies each Company Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA. Except as set forth on Section 4.12(a) of the Company Disclosure Schedule, the Company has heretofore delivered to Liberty true and complete copies of each Company Plan and, if the Company Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding document, the most recent determination letter issued by the IRS with respect to each Company Plan for which such a letter has been obtained, annual reports on Form 5500 required to be filed with any Governmental Entity for each Company Plan which is an employee pension benefit plan for the three most recent plan years and all required actuarial reports for the last two plan years of each Company Plan.

           (b) No Company Plan is subject to Title IV of ERISA or Section 412 of the Code and neither the Company nor any ERISA Affiliate made, or was required to make, contributions to any employee benefit plan subject to Title IV of ERISA during the five year period ending on the Effective Time.

           (c) Except as set forth on Section 4.12(c) of the Company Disclosure Schedule, each Company Plan that utilizes a funding vehicle described in Section 501(c)(9) of the Code or is subject to the provisions of Section 505 of the Code has been the subject of a notification by the IRS that such funding vehicle qualifies for tax-exempt status under Section 501(c)(9) of the Code and/or such Company Plan complies with Section 505 of the Code, unless the IRS does not as a matter of policy issue such notification with respect to that particular type of plan. To the Company's knowledge, each such Company Plan satisfies, where appropriate, the requirements of Sections 501(c)(9) and 505 of the Code.

           (d) There has been no event or circumstance which has resulted in any liability being asserted by any Company Plan, the Pension Benefit Guaranty Corporation ("PBGC") or any other Person or entity under Title IV of ERISA against the Company or any ERISA Affiliate nor, except as would not have a material adverse effect on the business, assets, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole, is there or has there been any event or circumstance which could reasonably be expected to result in such liability.

           (e) Neither the Company nor any Subsidiary of the Company is a party to or bound by the terms of any collective bargaining agreement. The Company and each of its Subsidiaries is in compliance in all material respects with all applicable laws respecting the employment and employment practices, terms and conditions of employment and wage and hours of its employees and is not engaged in any unfair labor practice. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary of the Company, and during the past five years neither the Company nor any Subsidiary of the Company has experienced a work stoppage.

           (f) Each Company Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, Section 406 of ERISA and Section 4975 of the Code.

           (g) To the Company's knowledge, each Company Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

           (h) No Company Plan provides welfare benefits, including without limitation death or medical benefits, with respect to current or former employees or consultants of the Company or any Subsidiary of the Company beyond their retirement or other termination of service (other than coverage mandated by applicable law).

           (i) There are no material pending, threatened or anticipated claims by or on behalf of any Company Plan, by any employee or beneficiary covered under any such Company Plan with respect to such Company Plan, or otherwise involving any such Company Plan (other than routine claims for benefits).

           (j) Section 4.12(j) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of each of the following agreements, arrangements and commitments to which the Company or any of its Subsidiaries is a party or by which any of them may be bound (true and complete copies of which have been made available to Liberty):
 (i) each employment, consulting, agency or commission agreement not terminable without liability to the Company or any of its Subsidiaries upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of more than $200,000 per annum;
 (ii) each agreement with any executive officer or other key employee of the Company or any Subsidiary of the Company the benefits of which are contingent, or the terms of which are materially altered, upon the consummation of the transactions contemplated by this Agreement; (iii) each agreement with respect to any officer or other key employee of the Company or any Subsidiary of the Company providing any term of employment or compensation guarantee extending for a period longer than one year; and
 (iv) each other material agreement or Company Plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

           (k) No employee of the Company or any of its Subsidiaries will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company Plan as a result of the consummation of the transactions contemplated by this Agreement or otherwise. Except as set forth in Section 4.12(k) of the Company Disclosure Schedule, no amount payable, or economic benefit provided, by the Company or any of its Subsidiaries (including any acceleration of the time of payment or vesting of any benefit) could be considered an "excess parachute payment" under Section 280G of the Code as a result of the consummation of the transactions contemplated by this Agreement. No Person is entitled to receive any additional payment from the Company or any of its Subsidiaries or any other Person (a "Parachute Gross-Up Payment") in the event that the excise tax of Section 4999 of the Code is imposed on such Person. Neither the Company nor any of its Subsidiaries has granted to any Person any right to receive any Parachute Gross-Up Payment.

           (l) Section 4.12(l) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof of all employees of the Company or any of its Subsidiaries who the Company reasonably expects will cease to be employed by the Company or any of its Subsidiaries immediately following the consummation of the Entertainment Asset Sale.

      4.13 FAIRNESS OPINION. The Company Board has received the oral opinion of Donaldson, Lufkin & Jenrette Securities Corporation to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock (the "Fairness Opinion"). The Company has provided, or prior to the mailing of the Proxy Statement to the Company's stockholders will provide, each of Parent and Liberty with a true and complete copy of the executed Fairness Opinion. In addition, the Company will include an executed copy of the Fairness Opinion in or as an annex to the Proxy Statement.

      4.14 RECOMMENDATION OF THE COMPANY BOARD. The Company Board, by vote at a meeting duly called and held, has approved this Agreement, determined that the Merger is fair to and in the best interests of the Company's stockholders and has adopted resolutions recommending approval and adoption of this Agreement and the Merger by the stockholders of the Company.

      4.15 VOTE REQUIRED. The only vote of stockholders of the Company required under the DGCL, NASDAQ Stock Market requirements and the Company Charter and Company Bylaws in order to approve and adopt the Merger Proposal is the affirmative vote of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock of the Company is required for such approval and adoption.

      4.16 INTANGIBLE PROPERTY; COPYRIGHTS. The Company and its Subsidiaries own or have adequate rights to use all patents, trademarks, trade names, service marks, brands, logos, copyrights, trade secrets, customer lists and other proprietary intellectual property rights required for, used in or incident to the businesses of the Company and its Subsidiaries as now conducted, except where the failure to so own or have such rights to use, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole. Except as set forth on Section 4.16 of the Company Disclosure Schedule, the Company does not have knowledge, and the Company has not received any notice alleging, that it or any of its Subsidiaries is infringing upon or otherwise violating, or has in the past infringed upon or otherwise violated, the rights of any third party with respect to any patent, trademark, trade name, service mark or copyright.

      4.17 INVESTMENT SECURITIES. Section 4.17 of the Company Disclosure Schedule sets forth a complete and accurate list of each capital, participating, equity or other interest owned of record or beneficially by the Company in any corporation, partnership, joint venture or other Person, other than the Subsidiaries of the Company listed on Section 4.1 of the Company Disclosure Schedule (each, an "Investment Security" and collectively, the "Investment Securities"). Section 4.17 of the Company Disclosure Schedule includes, with respect to each Investment Security, the name of the corporation, partnership, joint venture or other Person in respect of which such Investment Security relates, the amount and nature of such interest, and a description of the material terms of any Liens and Restrictions with respect to such Investment Securities. The Company's representations in this Section 4.17 with respect to any such Investment Securities are made subject to any events, Liens and Restrictions that affect the holders of the applicable class(es) or series of such Investment Securities generally.

      4.18  TRANSACTIONS WITH AFFILIATES AND CERTAIN AGREEMENTS.  Section
 4.18 of the Company Disclosure Schedule sets forth an accurate and complete listing (a) as of the date hereof, of all contracts, leases, agreements or understandings, whether written or oral, to which the Company or any of its Subsidiaries is a party, or by which the Company, any of its Subsidiaries or any of their respective assets is bound, which contain any material restrictions or limitation on the ability of the Company or any of its Subsidiaries or Affiliates to engage in any business anywhere in the world, and (b) of all contracts, leases, agreements or understandings, whether written or oral, giving any Person the right to require the Company to register under the Securities Act any securities of the Company or to participate in any registration of such securities. Each of the Company SEC Reports and the OCC SEC Reports complies as to form in all material respects with Item 404 of Regulation S-K promulgated under the Securities Act and is true and correct in all material respects with regard to its disclosure of any relationships or transactions involving the Company or any Subsidiary or Affiliate of the Company of a type required to be disclosed in the Company SEC Reports or the OCC SEC Reports, as applicable, pursuant to such item.

      4.19 NO INVESTMENT COMPANY. The Company is not an "investment company" subject to the registration requirements of, and regulation as an investment company under, the Investment Company Act of 1940, as amended.

      4.20 DGCL SECTION 203. Prior to the date hereof each of the Company Board and the OCC Board has approved the transaction which resulted in Parent, Liberty or Merger Sub becoming an "interested stockholder" of each of the Company and OCC, respectively, within the meaning of Section 203 of the DGCL.

      4.21 RIGHTS AGREEMENT. The Company and the Rights Agent have amended the Rights Agreement to the extent necessary to render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

      4.22 NO APPRAISAL RIGHTS. Assuming satisfaction of the condition set forth in Section 8.1(d) hereof, no holder of shares of Company Common Stock will have any dissenters' rights or other similar appraisal rights with respect to such shares of Company Common Stock as a result of the execution and delivery of this Agreement or the consummation of the Merger.

      4.23 ENTERTAINMENT ASSET SALE. The Company has provided Liberty with a true and correct copy of the Entertainment Asset Sale Agreement. Except as specifically set forth in the Entertainment Asset Sale Agreement or on
 Section 4.23 of the Company Disclosure Schedule, upon consummation of the Entertainment Asset Sale, neither the Company nor any of its Subsidiaries will have any liability (absolute or contingent) with respect to the Entertainment Assets.

      4.24 BRITISH TELECOMMUNICATIONS. As of the date hereof, the Company and its Subsidiaries do not, directly or indirectly, beneficially own (within the meaning of Rule 13d-3 promulgated under the Exchange Act) any shares of any class of capital stock of British Telecommunications plc, a company organized under the laws of England and Wales ("BT"), or any of its Subsidiaries, or any direct or indirect rights or options to acquire (through purchase, exchange, conversion or otherwise) any shares of any class of capital stock of BT or any of its Subsidiaries. Between the date of this Agreement and the Effective Time, neither the Company nor its Subsidiaries will voluntarily acquire or agree to acquire (through purchase, exchange, conversion or otherwise) beneficial ownership of any shares of any class of capital stock of BT or its Subsidiaries or any direct or indirect rights or options to so acquire any shares of any class of capital stock of BT or any of its Subsidiaries.


                                 ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF PARENT

      Parent hereby represents and warrants to the Company and, solely with respect to Sections 5.1, 5.2 and 5.3, to Liberty as follows:

      5.1  ORGANIZATION AND QUALIFICATION.  Each of Parent and Merger Sub
 (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

      5.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by Parent and Merger Sub. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and each of Parent and Merger Sub has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub (including in the case of Merger Sub, approval and adoption of this Agreement and the Merger by Parent, as the sole stockholder of Merger Sub). This Agreement is a legal, valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). The shares of Class A Liberty Group Stock to be issued and delivered by Parent pursuant to Sections 2.3 and 2.4 will be, when the Merger has become effective and such shares are issued and delivered as provided in Sections 2.3 and 2.4, duly authorized, validly issued, fully paid and non-assessable and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

      5.3 OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES; ASSETS OF MERGER SUB. (a) Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby.

           (b) As of the date hereof and the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Parent directly. Further, except as contemplated by this Agreement, the Third Inter-Group Supplement, the Post-Merger Restructuring Transactions and the Contribution Agreement, there are not as of the date hereof, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character to or by which Merger Sub is a party or may be bound requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

           (c) As of the date hereof and immediately prior to the Effective Time, except for agreements, obligations or liabilities entered into or incurred in connection with its incorporation or organization and the transactions contemplated hereby and by the Third Inter-Group Supplement and the Third Tax Sharing Amendment or any other documents referred to herein or executed in connection herewith to which any of the Company or any of its Subsidiaries or Affiliates is a party, Merger Sub has not and will not have incurred, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

           (d) Parent will take all commercially reasonable actions necessary to ensure that Merger Sub at no time prior to the Effective Time owns any material assets other than an amount of cash necessary to capitalize Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated. If, notwithstanding the foregoing sentence, any assets are contributed to Merger Sub, Parent will take all commercially reasonable actions necessary to ensure that no assets will be withdrawn from Merger Sub at any time prior to the Effective Time.

      5.4 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information concerning Parent or any of its Subsidiaries supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in, and which is included or incorporated by reference in, (i) the Registration Statement or any amendment or supplement thereto filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration, or (ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication.

      5.5 CAPITALIZATION OF PARENT. As of August 31, 1999, Parent's authorized capital stock consists of 8,850,000,000 shares, consisting of
 (a) 100,000,000 preferred shares, par value $1.00 per share ("Parent Preferred Stock"), and (b) 8,750,000,000 common shares, par value $1.00 per share, of which (i) 6,000,000,000 shares are Common Stock, par value $1.00 per share ("Parent Common Stock"), (ii) 2,500,000,000 shares are Class A Liberty Group Stock and (iii) 250,000,000 shares are Class B Liberty Media Group Stock, par value $1.00 per share ("Class B Liberty Group Stock").


                                 ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF LIBERTY

      Liberty hereby represents and warrants to the Company and, solely with respect to Sections 6.1, 6.2 and 6.3, to Parent as follows:

      6.1 ORGANIZATION AND QUALIFICATION. Liberty (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and is in good standing to do business in each jurisdiction in which the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Liberty and its Subsidiaries taken as a whole.

      6.2 AUTHORIZATION AND VALIDITY OF AGREEMENT. This Agreement has been duly executed and delivered by Liberty. Liberty has all requisite corporate power and authority to enter into this Agreement and Liberty has all requisite corporate power and authority to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Liberty of this Agreement and the consummation by Liberty of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on its part. This Agreement is a legal, valid and binding obligation of Liberty, enforceable in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

      6.3 REGISTRATION STATEMENT; PROXY STATEMENT. None of the information supplied or to be supplied by Liberty relating to Liberty or any of its Subsidiaries or the Liberty Media Group for inclusion or incorporation by reference in, and which is included or incorporated by reference in,
 (i) the Registration Statement, or any amendment or supplement thereto, filed or to be filed by Parent with the Commission under the Securities Act in connection with the issuance of the Merger Consideration or (ii) any documents filed or to be filed with the Commission or any other Governmental Entity in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement or any amendment or supplement thereto, when the same becomes effective and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier communication. The Registration Statement, including any amendments or supplements thereto, will comply as to form in all material respects with the provisions of the Securities Act.

      6.4 LIBERTY GROUP INFORMATION. The narrative information contained in the proxy statement of Tele-Communications, Inc., dated January 8, 1999, with respect to the Liberty Media Group (referred to in such proxy statement as the "New Liberty Media Group"), giving effect to the transactions described in such proxy statement, did not as of such date contain any untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The items of selected pro forma financial information (including the notes thereto) with respect to such "New Liberty Media Group" in such proxy statement, giving effect to the transactions described in such proxy statement and on the basis described therein, were accurate in all material respects as of the dates and for the periods for which such information is presented. The narrative information contained in the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 with respect to the Liberty Media Group (referred to therein as the "Liberty/Ventures Group"), giving effect to the acquisition of Tele-Communications, Inc. by Parent described therein, the combination of the TCI Ventures Group referred to therein with the predecessor of the Liberty Media Group, and the related transfers of assets by the TCI Ventures Group in exchange for approximately $5.5 billion in cash, did not as of the date such report was filed with the Commission contain an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement, including any amendments or supplements thereto, will comply as to form in all material respects with the provisions of the Securities Act. As of August 31, 1999, (a) 1,156,751,950 shares of Class A Liberty Group Stock and (b) 108,421,708 shares of Class B Liberty Group Stock were issued and outstanding.

      6.5  ABSENCE OF CERTAIN CHANGES OR EVENTS.   Except as otherwise
 disclosed in the Liberty Group Information or in any Reports on Form 10-K, Form 10-Q and Form 8-K filed by Parent with the Commission under the Exchange Act, since December 31, 1998 , there has not been any adverse change in, and no event has occurred and no condition exists which, individually or together with all such changes, events and conditions has had or, insofar as Liberty can reasonably foresee, is reasonably likely to have a Material Adverse Effect on the Liberty Media Group taken as a whole.


                                ARTICLE  VII

                    ADDITIONAL COVENANTS AND AGREEMENTS

      7.1 ACCESS TO INFORMATION CONCERNING PROPERTIES AND RECORDS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, upon reasonable notice, the Company will (and will use reasonable efforts to cause each of its Subsidiaries to) afford to the officers, employees, counsel, accountants and other authorized representatives of Parent and Liberty reasonable access during normal business hours to all its properties, personnel, books and records and furnish promptly to such Persons such financial and operating data and other information concerning its business, properties, personnel and affairs as such Persons will from time to time reasonably request and instruct the officers, directors, employees, counsel and financial advisors of the Company to discuss the business operations, affairs and assets of the Company and otherwise fully cooperate with the other party in its investigation of the business of the Company. Parent and Liberty agree that they will not, and will cause their respective officers, employees, counsel, accountants and other authorized representatives not to, use any information obtained pursuant to this
 Section 7.1 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. No investigation pursuant to this Section 7.1 will affect any representation or warranty given by the Company to Parent or Liberty hereunder.

      7.2 CONFIDENTIALITY. Unless otherwise agreed to in writing by the party disclosing (or whose Representatives disclosed) the same (a "disclosing party"), each party (a "receiving party") will, and will cause its Affiliates, directors, officers, employees, agents and controlling Persons (such Affiliates and other Persons with respect to any party being collectively referred to as such party's "Representatives") to, (i) keep all Confidential Information of the disclosing party confidential and not disclose or reveal any such Confidential Information to any Person other than those Representatives of the receiving party who are participating in effecting the transactions contemplated hereby or who otherwise need to know such Confidential Information, (ii) use such Confidential Information only in connection with consummating the transactions contemplated hereby and enforcing the receiving party's rights hereunder, and (iii) not use Confidential Information in any manner detrimental to the disclosing party. In the event that a receiving party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information of the disclosing party, the receiving party will provide the disclosing party with prompt notice of such request(s) to enable the disclosing party to seek an appropriate protective order. A party's obligations hereunder with respect to Confidential Information that
 (i) is disclosed to a third party with the disclosing party's written approval, (ii) is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, or (iii) is required to be disclosed by applicable law or regulation, will, subject in the case of clauses (ii) and (iii) above to the receiving party's compliance with the preceding sentence, cease to the extent of the disclosure so consented to or required, except to the extent otherwise provided by the terms of such consent or covered by a protective order. If a receiving party uses a degree of care to prevent disclosure of the Confidential Information that is at least as great as the care it normally takes to preserve its own information of a similar nature, it will not be liable for any disclosure that occurs despite the exercise of that degree of care, and in no event will a receiving party be liable for any indirect, punitive, special or consequential damages unless such disclosure resulted from its willful misconduct or gross negligence in which event it will be liable in damages for the disclosing party's lost profits resulting directly and solely from such disclosure; provided, however, that notwithstanding the foregoing, Parent will not be liable under any circumstances for damages other than direct damages (and not lost profits or indirect, special, punitive or consequential damages) resulting directly and solely from such wrongful disclosure by Parent. In the event this Agreement is terminated, each party will, if so requested by the other party, promptly return or destroy all of the Confidential Information of such other party, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon in the possession of the receiving party or its Representatives; provided, however, that the receiving party will not be required to return or cause to be returned summaries, analyses or extracts prepared by it or its Representatives, but will destroy (or cause to be destroyed) the same upon request of the disclosing party.

           For purposes of this Section 7.2, "Confidential Information" of a party means all confidential or proprietary information about such party that is furnished by it or its Representatives to the other party or the other party's Representatives, regardless of the manner in which it is furnished. "Confidential Information" does not include, however, information which (a) has been or in the future is published or is now or in the future is otherwise in the public domain through no fault of the receiving party or its Representatives, (b) was available to the receiving party or its Representatives on a non-confidential basis prior to its disclosure by the disclosing party, (c) becomes available to the receiving party or its Representatives on a non-confidential basis from a Person other than the disclosing party or its Representatives who is not otherwise bound by a confidentiality agreement with the disclosing party or its Representatives, or is not otherwise prohibited from transmitting the information to the receiving party or its Representatives, or (d) is independently developed by the receiving party or its Representatives through Persons who have not had, either directly or indirectly, access to or knowledge of such information.

      7.3 PUBLIC ANNOUNCEMENTS. The Company, Liberty and Parent shall use commercially reasonable efforts to develop a joint communications plan and each party hereto shall use reasonable efforts to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan. Unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, the National Association of Securities Dealers, Inc. or the NASDAQ Stock Market, each party shall use commercially reasonable efforts to consult with, and use commercially reasonable efforts to accommodate the comments of the other parties before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

      7.4 CONDUCT OF THE COMPANY'S BUSINESS PENDING THE EFFECTIVE TIME. Except as set forth on Section 7.4 of the Company Disclosure Schedule, the Company will, and will use its commercially reasonable efforts to cause each of its Subsidiaries to, except as permitted, required or specifically contemplated by this Agreement, including without limitation Section 7.5 hereof, or consented to or approved in writing by Liberty (and, in the case of clause (i) below, Parent), during the period commencing on the date hereof and ending at the Effective Time:

           (a) conduct its business only in, and not take any action except in, the ordinary and usual course of its business and consistent with past practices;

           (b) use reasonable efforts to preserve intact its business organization, to preserve its Licenses in full force and effect, to keep available the services of its present officers and key employees, and to preserve the goodwill of those having business relationships with it;

           (c) not (i) make any change or amendments in its charter, bylaws or partnership agreement (as the case may be); (ii) issue, grant, sell or deliver any shares of its capital stock or any of its other equity interests or securities (other than shares of Company Common Stock issued upon the exercise of any Company Stock Options or shares of OCC Stock issued upon the valid exercise of any OCC Warrant or any options to purchase shares of OCC Stock issued pursuant to any OCC Stock Plan or otherwise ("OCC Stock Options")), or any Convertible Securities (other than OCC Stock Options to purchase up to an aggregate of 300,000 shares of OCC Stock; provided, however, that OCC shall not grant to any one Person OCC Stock Options to purchase in excess of 100,000 shares of OCC Stock without the prior written consent of Liberty) or any phantom shares, phantom equity interests or stock or equity appreciation rights; (iii) split, combine or reclassify the outstanding shares of its capital stock or any of its other outstanding equity interests or securities or issue any capital stock or other equity interests or securities in exchange for any such shares or interests; (iv) redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any other securities of the Company or any Subsidiary of the Company; (v) amend or modify any outstanding options, warrants, or rights to acquire, or securities convertible into shares of its capital stock or other equity interests or securities, or any phantom shares, phantom equity interests or stock or equity appreciation rights, or adopt or authorize any other stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement; (vi) make any changes in its equity capital structure; (vii) declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, property or securities) with respect to its capital stock or other securities, except for dividends by a Subsidiary of the Company other than OCC paid ratably to its stockholders or the partners thereof, as the case may be (provided in the case of any non-wholly owned Subsidiary of the Company that the other stockholders of or partners in such Subsidiary are not officers, directors, employees or Affiliates of the Company or any of its Subsidiaries); (viii) sell, transfer or otherwise dispose of, or pledge any stock, equity or partnership interest owned by it in any Subsidiary of the Company, except for dispositions permitted by Section 7.4(f) hereof;
 (ix) sell, transfer or otherwise dispose of any securities of OCC owned beneficially or of record by the Company or any Subsidiary of the Company or create or permit to exist any Lien or Restriction thereon not listed on
 Section 4.17 of the Company Disclosure Schedule (other than any sale, Lien or Restriction arising from any change or transaction affecting the holders of such securities generally); or (x) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

           (d) not (i) modify or change in any material respect any material License or other material Contract, other than in the ordinary course of business; (ii) enter into any new employment, consulting, agency or commission agreement, make any amendment or modification to any existing such agreement or grant any increases in compensation, (A) in each case other than in the ordinary course of business and consistent with past practice and with or granted to Persons who are not officers or directors of the Company or any Subsidiary of the Company and which do not, in the aggregate, materially increase the compensation or benefit expense of the Company or any Subsidiary of the Company, and (B) other than the regular annual salary increase granted in the ordinary course of business and consistent with past practice to employees of the Company or its Subsidiaries who are not directors or executive officers of the Company; and (iii) establish, amend or modify any employee benefit plan of any kind referred to in Section 4.12(a), except to the extent required by any applicable law, the existing terms of any such plan or the provisions of this Agreement; (iv) secure any of its outstanding unsecured Indebtedness, provide additional security for any of its outstanding secured Indebtedness or grant, create or suffer to exist any Lien on or with respect to any property, assets or rights of the Company or any Subsidiary of the Company, except in any such case for Permitted Encumbrances; (v) pay, discharge or satisfy claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than any payment, discharge or satisfaction (A) in the ordinary course of business consistent with past practice or (B) pursuant to any obligations of the Company under the Indenture upon consummation of the Entertainment Asset Sale; (vi) cancel any Indebtedness or waive any claims or rights, except (A) in the ordinary course of business and consistent with past practice or (B) pursuant to any obligations of the Company under the Indenture upon consummation of the Entertainment Asset Sale; (vii) make any material capital expenditures (other than in accordance with the capital expenditure budget for the year 1999 (the "1999 Budget") approved by the OCC Board and in effect on the date hereof, a copy of which has been delivered to Liberty, and any capital expenditure budget for the year 2000 (the "2000 Budget") that (i) is approved by the OCC Board after the date hereof and (ii) provides for the expenditure of substantially similar amounts for substantially similar purposes to those provided for pursuant to the 1999 Budget); (viii) accelerate the payment of, or otherwise prepay, any existing outstanding Indebtedness except (A) in the ordinary course of business consistent with past practice or (B) pursuant to any obligations of the Company under the Indenture upon consummation of the Entertainment Asset Sale; (ix) other than as contemplated or otherwise permitted by this Agreement and other than the normal cash management practices of the Company and its Subsidiaries conducted in the ordinary and usual course of their business and consistent with past practice, make any advance or loan to or engage in any material transaction with any director, officer, partner or Affiliate not required by the terms of an existing Contract described in Section 4.18 of the Company Disclosure Schedule; (x) guarantee or otherwise become responsible for any Indebtedness of any other Person; or (xii) enter into or assume any contract, agreement, obligation, commitment or arrangement with respect to any of the foregoing;

           (e) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to otherwise acquire any assets which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole or OCC and its Subsidiaries taken as a whole;

           (f) except (i) as described on Section 7.4 of the Company Disclosure Schedule, (ii) for the closing of the Entertainment Asset Sale in accordance with the terms of the Entertainment Asset Sale Agreement, and
 (iii) for dispositions in the ordinary course of business consistent with prior practice, not sell, lease or encumber or otherwise voluntarily dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole or OCC and its Subsidiaries taken as whole;

           (g)  not incur any Indebtedness;

           (h) not take any action that would cause its representations and warranties contained in Section 4.1 to be untrue in any respect or, except as otherwise contemplated by this Agreement, make any changes to the corporate structure of the Company and its Subsidiaries (including the structure of the ownership by the Company of the direct and indirect interests in its Subsidiaries and of the ownership by the Company and its Subsidiaries of their respective businesses, properties and assets);

           (i)  not enter into any agreement that would (after the Effective
 Time) purport to bind Parent or any of its Subsidiaries (other than the Company or any of its Subsidiaries); and

           (j) not amend or modify in any respect the Corporate Agreement, dated as of October 8, 1996, between the Company and OCC.

           Notwithstanding this Section 7.4, but subject to the provisions of Section 7.5 (to the extent applicable), the foregoing provisions of this
 Section 7.4 shall not prohibit or restrict in any way the Company from entering into an agreement with respect to a Superior Proposal.

      7.5  NO SOLICITATION.  (a)   After the date hereof and prior to the
 Effective Time, the Company will not, directly or indirectly, through any Subsidiary, Affiliate, officer, director, employee, agent or representative or otherwise (i) solicit or initiate the submission of proposals or offers from any Person relating to any Alternative Proposal, (ii) cooperate with, or furnish or cause to be furnished any non-public information concerning the business, properties, or assets of the Company or any of its Subsidiaries, to any Person in connection with any Alternative Proposal,
 (iii) negotiate with any Person with respect to any Alternative Proposal,
 (iv) approve, recommend or permit the Company or any Subsidiary to enter into an agreement or understanding with any Person relating to any Alternative Proposal, or (v) vote for, execute a written consent (or equivalent instrument) in favor of, or otherwise approve or enter into any agreements or understandings with respect to any of the foregoing; provided, however, that this Section 7.5(a) shall not prohibit the Company or the Company Board, to the extent the Company Board determines in its good faith judgment that it is required by its fiduciary duties under applicable law after taking into account the advice of the Company's outside legal counsel, from providing information to, participating in discussions or negotiating with any third party that delivers a Superior Proposal that was not solicited in violation of this Section 7.5(a). Nothing contained in this Agreement shall prevent the Company Board from complying with Rule 14e-2 and Rule 14d-9 under the Exchange Act with regard to an Alternative Proposal, provided that the Company Board shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent the Company Board determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Company Board to stockholders under applicable law, after taking into account the advice of outside legal counsel (it being understood that disclosure by the Company of its receipt of an Alternative Proposal and the terms thereof shall not alone constitute a withdrawal or modification of such position or an approval or recommendation of such Alternative Proposal).

           (b) The Company will notify Liberty promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Alternative Proposal or of any request (other than in the ordinary course of business and not related to an Alternative Proposal) for non-public information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any Subsidiary thereof by any Person who is known to be considering making, or has made, an Alternative Proposal. The Company shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such Alternative Proposal, indication or request. The Company shall keep Liberty fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Alternative Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and the directors, employees and other agents of the Company and its Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Alternative Proposal.

           (c) Except as set forth above in this Section 7.5, the Company covenants and agrees with Liberty that prior to the Effective Time the Company will not, and will not cause or permit any Subsidiary of the Company to, (i) voluntarily sell, dispose of, tender or exchange or agree to sell, dispose of, tender or exchange any shares of OCC Stock owned by the Company or any Subsidiary of the Company on the date hereof or hereafter acquired (including without limitation any such sale or disposition in connection with a tender offer, exchange offer or similar transaction) (the "Company OCC Shares"), (ii) vote, or execute a written consent or proxy with respect to the Company OCC Shares, which the Company or any such Subsidiary is entitled to vote, in favor of any acquisition by any Person of OCC, of any equity interest in OCC, or of a material portion of the assets of OCC (an "OCC Alternative Transaction") or agree with any other Person to vote, or execute a written consent or proxy, with respect to any such Company OCC Shares or (iii) publicly recommend any OCC Alternative Transaction or otherwise express an intention to take any of the actions otherwise prohibited by this Section 7.5(c) (it being understood that disclosure by the Company or any of its Subsidiaries of the receipt of a proposal for an OCC Alternative Transaction shall not alone constitute a recommendation of such OCC Alternative Transaction or an expression of intent prohibited by this Section 7.5(c)); provided that the Company's obligations to cause its representatives on the Board of Directors of OCC (or any committee thereof) to take any action (or to refrain from taking any action) in compliance with this Section 7.5(c) shall be subject in all respects to such Persons' fiduciary duties under applicable law.

      7.6 EXPENSES. Except as otherwise provided in this Agreement, the Third Inter-Group Supplement, the Third Tax Sharing Amendment, the Parent Charter or any document referred to herein or therein or executed in connection herewith or therewith to which the Company, Liberty or any of their respective Subsidiaries or Affiliates is a party, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense, except that the costs and expenses incurred in connection with printing and mailing the Proxy Statement, the Registration Statement (and any amendment or supplement thereto) and any prospectus included in the Registration Statement (and any amendment or supplement thereto) and the costs of filing under the Hart-Scott Act will be borne one-half by Liberty and one-half by the Company. Notwithstanding the foregoing, but subject to Section 10.10, if this Agreement is terminated by a party (the "non-breaching party") as a result of a material willful breach by the other party (the "breaching party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the breaching party will reimburse the non-breaching party for all out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement.

      7.7 ACTIONS BY MERGER SUB. In its capacity as the sole stockholder of Merger Sub, Parent will cause Merger Sub to approve and adopt the Merger Proposal and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby. Except as contemplated by this Agreement, Merger Sub will not conduct any other business, and will have no other assets or liabilities.

      7.8 LISTING. Each party hereto agrees to use its reasonable efforts to take all action necessary to cause the shares of Class A Liberty Group Stock to be issued in the Merger to be authorized for listing on the NYSE, subject to official notice of issuance.

      7.9 DEFENSE OF LITIGATION. Each of Liberty and the Company agrees to vigorously defend against all actions, suits or proceedings in which such party is named as a defendant which seek to enjoin, restrain or prohibit the transactions contemplated hereby or seek damages with respect to such transactions. The Company will not settle any such action, suit or proceeding or fail to perfect on a timely basis any right to appeal any judgment rendered or order entered against the Company therein without the consent of each of Parent and Liberty (which consents will not be withheld or delayed unreasonably). Each of Liberty and the Company further agrees to use its reasonable efforts to cause each of its Affiliates, directors and officers to vigorously defend any action, suit or proceeding in which such Affiliate, director or officer is named as a defendant and which seeks any such relief to comply with this Section to the same extent as if such Person were a party hereto.

      7.10  COMPETITOR TRANSACTION.  (a)   During the period from the date
 of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, neither Liberty nor any of its controlled Subsidiaries will effect or enter into an agreement with any Person to effect, directly or indirectly, a merger, consolidation, asset disposition, recapitalization or another transaction resulting in the transfer of securities or assets of any Competitor, if such transaction would be subject to the filing and notification requirements of the Hart-Scott Act (a "Competitor Transaction"); provided, however, that the foregoing restriction will not apply with respect to any Competitor that:

           (i) is the subject of any announcement that it has entered into an agreement pursuant to which a Person other than Liberty or any of its Subsidiaries would acquire securities of such Competitor representing more than 50% of its aggregate equity or voting interests, or assets of such Competitor representing more than 50% of its aggregate value of assets or revenues, as applicable, on a consolidated basis,

           (ii) is the object of a publicly disclosed tender offer by a Person other than Liberty or any of its Subsidiaries that, if successful, would result in the acquisition by such Person of a majority of the outstanding common equity securities of such Competitor, or

           (iii)  makes a Superior Proposal to the Company Board,

 if Liberty provides written notice (an "LMC Notice") to the Company that Liberty or any of its controlled Subsidiaries intends to effect or enter into an agreement with any Person to effect a Competitor Transaction with respect to such Competitor. Upon the Company's receipt of such LMC Notice, the obligations and restrictions of the Company pursuant to Sections 7.5 and 9.2 will be suspended until 72 hours after the Company receives written notice from Liberty (an "LMC Withdrawal Notice") that it no longer intends to effect a Competitor Transaction with respect to such Competitor, at which time the obligations and restrictions of the Company under Sections
 7.5 and 9.2 will immediately be reinstated; provided, however, that if Liberty delivers an LMC Withdrawal Notice and, prior to the earlier of the Effective Time or the termination of this Agreement, Liberty delivers a second LMC Notice under this Section 7.10(a), the obligations and restrictions of the Company pursuant to Sections 7.5 and 9.2 shall terminate upon the Company's receipt of such second LMC Notice.

           (b) Notwithstanding the restrictions set forth in Section 7.10(a), Liberty and each of its controlled Subsidiaries may effect, or enter into an agreement to effect, a Competitor Transaction with respect to any Competitor at any time, if Liberty provides written notice to the Company of Liberty's intention to effect such Competitor Transaction and agrees to use its best efforts to cause the conditions set forth in Sections 8.1(c), 8.1(e), 8.2(g) and 8.3(d) to be fully satisfied, including
 (i) promptly effecting all necessary registrations and filings, including, but not limited to, filings under the Hart-Scott Act and submissions of information requested by governmental authorities and (ii) promptly taking, or causing its Subsidiaries to take, if required by the Federal Trade Commission or its staff, the Assistant Attorney General in charge of the Antitrust Division or his staff, or any state attorney general or its staff, in each case in order to consummate the Merger, all steps to secure governmental antitrust clearance (including by avoiding or setting aside any preliminary or permanent injunction or other order of any United States federal or state court of competent jurisdiction or other governmental authority), including without limitation all steps to make arrangements for or to effect the sale or other disposition of or to hold separate particular assets or categories of assets or businesses of such Competitor, the Company or any of their respective Subsidiaries (including without limitation pursuant to arrangements which restrict, limit or prohibit access to such Competitor, the Company or any of their respective Subsidiaries and/or any voting stock of any of the foregoing).

           (c) Nothing in this Agreement shall prevent, prohibit or restrict Parent from engaging in any transaction, including any Competitor Transaction.

      7.11  INDEMNIFICATION OF DIRECTORS AND OFFICERS.    (a)  From and
 after the Effective Time, Liberty and the Surviving Entity will jointly and severally indemnify, defend and hold harmless the present and former officers, directors and employees of the Company and any of its Subsidiaries, and any Person who is or was serving at the request of the Company as an officer, director or employee or agent of another Person (each, an "Indemnified Party" and together, the "Indemnified Parties") (and will also, subject to Section 7.11(b), advance expenses as incurred to the fullest extent permitted under the DGCL, provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), against (i) all losses, costs, expenses, claims, damages, judgments or liabilities arising out of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on the fact that the Indemnified Party is or was an officer, director or employee of the Company or any of its Subsidiaries, or is or was serving at the request of the Company as an officer, director or employee or agent of another Person, pertaining to any matter existing or occurring before or at the Effective Time and whether asserted or claimed before, at or after, the Effective Time (the "Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement, the Merger or any other transactions contemplated hereby or thereby, in each case to the fullest extent permitted under the DGCL (notwithstanding the charter, bylaws or similar organizational documents of the Company, the Surviving Entity, Parent or Liberty); provided, however, that such indemnification will be provided only to the extent any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder (it being understood that Liberty or the Surviving Entity shall, subject to Section 7.11(b), advance expenses on a current basis as provided in this paragraph
 (a) notwithstanding such insurance coverage to the extent that payments thereunder have not yet been made, in which case Liberty or the Surviving Entity, as the case may be, shall be entitled to repayment of such advances from the proceeds of such insurance coverage). Liberty and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Claim"), existing in favor of the Indemnified Parties as provided in the Company Charter or Company Bylaws or pursuant to other agreements, or certificates of incorporation or bylaws or similar documents of any Subsidiaries of the Company, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, will survive the Merger and will continue in full force and effect. The Surviving Entity shall, and Liberty shall cause the Surviving Entity to, maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company and the Company's Subsidiaries with respect to matters occurring prior to or at the Effective Time; provided, however, that (i) the Surviving Entity may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties with an insurance company or companies, the claims paying ability of which is substantially equivalent to the claims paying ability of the insurance company or companies providing currently such insurance coverage for directors and officers of the Company, and (ii) the Surviving Entity shall not be required to pay an annual premium for such insurance in excess of three times the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

           (b) If any Claim relating hereto or to the transactions contemplated by this Agreement is commenced before the Effective Time, the Company, Liberty and the Surviving Entity agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto. Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.11, upon learning of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), will promptly notify Liberty thereof (but the failure so to notify will not relieve the Company, Liberty or the Surviving Entity from any liability which it may have under this Section 7.11 except to the extent such failure materially prejudices such party), whereupon Liberty or the Surviving Entity will have the right, from and after the Effective Time, to assume from such Indemnified Party and control the defense thereof on behalf of such Indemnified Party, and upon such assumption, the Surviving Entity will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof. Notwithstanding the foregoing, if counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Liberty or the Surviving Entity and the Indemnified Parties, the Indemnified Parties may retain separate counsel and Liberty will pay or cause to be paid all reasonable fees and expenses of such counsel; provided that Liberty will not be obligated pursuant to this
 Section 7.11(b) to pay or cause to be paid for more than one firm or counsel to represent all Indemnified Parties in any jurisdiction unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. Neither Liberty nor the Surviving Entity will be liable for any settlement effected without its prior written consent, which consent, however, will not be unreasonably withheld or delayed.

           (c) This Section 7.11 is intended to benefit the Indemnified Parties and will be enforceable by each Indemnified Party, his or her heirs and representatives and will be binding on all successors and assigns of Liberty, Merger Sub and the Surviving Entity.

      7.12 TAX MATTERS. Each of Liberty and the Company shall use its commercially reasonable efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and to obtain the opinions of counsel referred to in Sections 8.2(h) and 8.3(e). Each party represents and warrants to the other parties that the statements in the proposed form of certificate of such party (each a "Party's Certificate" and together the "Parties' Certificates") attached, respectively, as Exhibits 7.12(i) through (iii), to be delivered by such party in connection with the opinions to be delivered pursuant to Sections 8.2(h) and 8.3(e), are true and correct as of the date hereof, assuming for purposes of this sentence that the Merger had been consummated on the date hereof. Each party agrees that, at and prior to the Effective Time, it will not take any action that would cause any of the statements in the Party's Certificate to be false as of the Effective Time. Unless and then only to the extent otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by a similar applicable provision of state or local income or franchise tax law, each party agrees (i) to report the Merger on all tax returns and other filings as a tax-free reorganization within the meaning of Section 368(a) of the Code and (ii) not to take any position in any audit, administrative proceeding or litigation that is inconsistent with the characterization of the Merger as such a reorganization.

      7.13 RESTRUCTURING TRANSACTIONS. To the extent permitted by applicable Law, Parent and Liberty shall cause the Post-Merger
 Restructuring Transactions to be consummated as soon as reasonably practicable following the effectiveness of the Merger, as described in
 Exhibit 7.13, as the same may be modified or amended by mutual agreement of the parties.


                                ARTICLE VIII

                            CONDITIONS PRECEDENT

      8.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT, MERGER SUB AND THE COMPANY. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which, to the extent permitted by applicable law, may be waived by agreement of Parent and Liberty, for Parent and Merger Sub (but not for the Company), or by the Company for itself (but not for Parent or Merger Sub):

           (a) Approval of Stockholders. This Agreement will have been approved and adopted by such vote of the stockholders of the Company as set forth in Section 4.15.

           (b) Registration. The Registration Statement (as amended or supplemented) will have become effective under the Securities Act and will not be subject to any stop order, and no action, suit, proceeding or investigation by the Commission seeking a stop order or to suspend the effectiveness of the Registration Statement will have been initiated and be continuing. Parent will have received all state securities law or blue sky permits and authorizations necessary to issue the Merger Consideration as contemplated hereby and such permits and authorizations will be in full force and effect.

           (c) Hart-Scott Act. Any applicable waiting period (and any extension thereof) under the Hart-Scott Act will have expired or been terminated.

           (d) NYSE Listing. The shares of Class A Liberty Group Stock to be issued in the Merger will have been authorized for listing on the NYSE subject only to official notice of issuance.

           (e) Absence of Injunctions. No permanent or preliminary Injunction or restraining order by any court or other Government Entity of competent jurisdiction, or other legal restraint or prohibition, shall be in effect preventing consummation of the transactions contemplated hereby as provided herein, or permitting such consummation only subject to any condition or restriction that has had or would have (x) a material adverse effect on the transactions contemplated hereby, (y) a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, Liberty and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole or (z) in the case of the obligations of Parent and Merger Sub, would require Parent or any of its Subsidiaries to take or refrain from, or would prohibit Parent or any of its Subsidiaries from taking or refraining from, any action (other than actions required to be taken by Parent or its Subsidiaries pursuant to the final proviso in the penultimate sentence of Section 3.5 hereof or otherwise specifically agreed to by Parent or one of its Subsidiaries in this Agreement).
 .
      8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by agreement of Parent and Liberty:

           (a) Accuracy of Representations and Warranties. All representations and warranties of the Company contained in this Agreement shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of a specified earlier date) on and as of the Closing Date as though made on and as of the Closing Date, except for changes resulting from the consummation of the Entertainment Asset Sale and such other changes as are permitted or contemplated by this Agreement.

           (b) Performance of Agreements. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

           (c) Officers' Certificate. The Company shall have delivered to Parent and Liberty (i) a certificate, dated the Closing Date, signed on behalf of the Company by the President or any Vice President of the Company (but without personal liability thereto) certifying as to the fulfillment of the conditions specified in Sections 8.1(a), 8.2(a), 8.2(b), 8.2(e), 8.2(g) (to the extent such Licenses, Permits or Consents must be obtained by the Company), 8.2(i) and 8.2(j), and (ii) a certificate of the Secretary of the Company (but without personal liability thereto) certifying, among other things, (A) the incumbency of all officers of the Company having authority to execute and deliver this Agreement and the agreements and documents contemplated hereby and (B) the resolutions of the Company Board referred to in Section 4.14, any subsequent resolutions of the Company Board with respect to the Merger and the resolution of the Company's stockholders approving the Merger Proposal.

           (d) No Adverse Enactments. There shall not have been any statute, rule, regulation, order, judgment or decree proposed, enacted, promulgated, entered, issued, enforced or deemed applicable by any foreign or United States federal, state or local Governmental Entity, or otherwise applicable, which (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal or imposes material damages or penalties or would require Parent or any of its Subsidiaries to take or refrain from, or would prohibit Parent or any of its Subsidiaries from taking or refraining from, any action (other than actions required to be taken by Parent or its Subsidiaries pursuant to the final proviso in the penultimate sentence of Section 3.5 hereof or otherwise specifically agreed to by Parent or one of its Subsidiaries in this Agreement) in connection therewith, (ii) requires Parent or any of its Subsidiaries to divest or hold separate any portion of the assets or business of Parent or its Subsidiaries, or requires Liberty, the Surviving Entity or any of their respective Subsidiaries to divest or hold separate any material portion of the assets or business of Liberty, the Surviving Entity or any of their respective Subsidiaries, if the Merger is consummated, (iii) imposes material limitations on the ability of Parent or Liberty effectively to exercise full rights of ownership of shares of capital stock of the Surviving Entity (including the right to vote such shares on all matters properly presented to the stockholders of the Surviving Entity) or makes the holding by Parent or Liberty of any such shares illegal or subject to any materially burdensome requirement or condition, (iv) requires Parent or any of its Subsidiaries to cease or refrain from engaging in any business, or requires Liberty or the Company or any of their respective Subsidiaries or Affiliates to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its Subsidiaries, if the Merger is consummated, or (v) otherwise prohibits or unreasonably delays consummation of the Merger or any of the other transactions contemplated by this Agreement or increases in any material respect the liabilities or obligations of Parent arising out of this Agreement, the Merger or any of the other transactions contemplated by this Agreement; provided, however, that the satisfaction of this Section 8.2(d) shall not be asserted by Liberty as a condition to Parent or Merger Sub's obligation to consummate the Merger if, pursuant to Section 7.10(b), Liberty or any of its controlled Subsidiaries notifies the Company of its intention to effect a Competitor Transaction and such Competitor Transaction or the proposal of such Competitor Transaction causes the failure of the condition set forth in this Section 8.2(d) to be satisfied. In addition, the Company and its Subsidiaries shall hold and be in compliance with all licenses, franchises, ordinances, authorizations, permits, certificates, variances, exemptions, concessions, leases, rights of way, easements, instruments, orders and approvals, domestic or foreign, required for the ownership of the assets and operation of the businesses of the Company or any of its Subsidiaries, except for the failure to hold or be in compliance with any of the foregoing as would not be reasonably likely to have, either individually or in the aggregate, an adverse effect (other than an effect which is insignificant in nature and consequence) on the relationship between Parent or any of its Subsidiaries and any federal or state Governmental Entity having jurisdiction over any business of Parent or its Subsidiaries or the operations or assets thereof.

           (e) Contract Consents and Notices. All Contract Consents and Contract Notices which are referred to in Section 4.5 (other than the NBC Consents) or otherwise required in connection with the consummation of the transactions contemplated hereby and which, if not obtained or given, would have, individually or in the aggregate, a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on Parent and its Subsidiaries taken as a whole, Liberty and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole, shall have been obtained and given.

           (f) No Material Adverse Change. Since the date hereof, no changes, events or conditions shall have occurred or arisen, which individually or in the aggregate, represent a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or OCC and its Subsidiaries taken as whole.

           (g) Receipt of Licenses, Permits and Consents. Other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and filings due after the Effective Time, all Local Approvals, and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, in each case without any condition that would require Parent or any of its Subsidiaries to take or refrain from, or would prohibit Parent or any of its Subsidiaries from taking or refraining from, any action (other than actions required to be taken by Parent or its Subsidiaries pursuant to the final proviso in the penultimate sentence of Section 3.5 hereof or otherwise specifically agreed to by Parent or one of its Subsidiaries in this Agreement), all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have (x) a material adverse effect on the transactions contemplated hereby, (y) a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, Parent and its Subsidiaries taken as a whole or the Surviving Entity and its Subsidiaries taken as a whole or (z) have an adverse effect (other than an effect which is insignificant in nature and consequence) on the relationship between Parent or any of its Subsidiaries and any federal or state Governmental Entity having jurisdiction over any business of Parent or its Subsidiaries or the operations or assets thereof.

           (h) Tax Opinion. Parent shall have received the opinion of Baker & Botts, L.L.P., dated the Effective Time, to the effect that (i) the Merger should be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss should be recognized, for U.S. federal income tax purposes, by Parent or any member of its consolidated group or the Company as a result of the Merger and the issuance of shares of Class A Liberty Group Stock in connection therewith. In rendering such opinion, Baker & Botts, L.L.P. may require and rely upon (and may incorporate by reference) representations and covenants made in the Parties' Certificates, and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

           (i) Entertainment Asset Sale. The Company shall have consummated the Entertainment Asset Sale in accordance with the terms and conditions of the Entertainment Asset Sale Agreement, without any modification or amendment the effect of which (in the judgment of Liberty) decreases the actual cash proceeds to be realized by the Company in any significant respect or increases the potential liability (absolute or contingent) to the Company, in each case, in connection with the consummation of Entertainment Asset Sale. There shall be no action, claim, suit, proceeding or investigation pending of which the Company has received notice or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries relating to the consummation of the transactions contemplated by the Entertainment Asset Sale Agreement, except for any such action, claim, suit, proceeding or investigation which, if adversely determined, would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole.

           (j) Actions by OCC. Since the date hereof, no action shall have been taken by OCC which would have required the consent or approval of Liberty pursuant to Section 7.4 had the Company not exercised its commercially reasonable efforts to prevent OCC from the taking of such action, except for such actions which are not singly, or in the aggregate, material.

           (k) OCC Alternative Transaction. There shall not have occurred, nor shall OCC or any Affiliate of OCC (including for such purposes the Company and its Subsidiaries) have entered into any agreement providing for an OCC Alternative Transaction.

      8.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is also subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by the Company:

           (a) Accuracy of Representations and Warranties. All representations and warranties of Parent and Liberty contained herein shall, if specifically qualified by materiality, be true and correct and, if not so qualified, be true and correct in all material respects in each case as of the date of this Agreement and (except to the extent such representations and warranties speak of a specified earlier date) on and as of the Closing Date, as though made on and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

           (b) Performance of Agreements. Each of Parent, Liberty and Merger Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

           (c) Officers' Certificates. (i) Parent shall have delivered to the Company a certificate dated the Closing Date, signed by the President or any Vice President of Parent (but without personal liability thereto) certifying as to the fulfillment of the conditions specified in Sections 8.3(a) and 8.3(b) (insofar as each relates to Parent or Merger Sub) and
 (ii) Liberty shall have delivered to the Company a certificate, dated the Closing Date, signed by the President or any Vice President of Liberty (but without personal liability thereto), certifying as to the fulfillment of the conditions specified in Sections 8.1(b), 8.1(c), 8.1(d), 8.3(a), 8.3(b) and 8.3(d) (insofar as each relates to Liberty).

           (d) Receipt of Licenses, Permits and Consents. Other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and filings due after the Effective Time, all Local Approvals and all other Government Consents as are required in connection with the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, all Governmental Filings as are required in connection with the consummation of such transactions shall have been made, and all waiting periods, if any, applicable to the consummation of such transactions imposed by any Governmental Entity shall have expired, other than those which, if not obtained, in force or effect, made or expired (as the case may be) would not, either individually or in the aggregate, have a material adverse effect on the transactions contemplated hereby or a Material Adverse Effect on Parent and its Subsidiaries taken as a whole or Liberty and its Subsidiaries taken as a whole.

           (e) Tax Opinion. The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated the Effective Time, to the effect that (i) the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Parent and the Company should be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss should be recognized by a stockholder of the Company, for U.S. federal income tax purposes, to the extent that such stockholder receives only Class A Liberty Group Stock in exchange for his stock of the Company in the Merger. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon (and may incorporate by reference) representations and covenants made in the Parties' Certificates and upon such other documents and data as such counsel deems appropriate as a basis for such opinions.

           (f) No Material Adverse Change. Since the date of this Agreement, no changes, events or conditions shall have occurred or arisen which individually or in the aggregate represent a Material Adverse Effect on Liberty and its Subsidiaries taken as a whole.


                                 ARTICLE IX

                                TERMINATION

      9.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by the stockholders of the Company:

           (i)  by mutual consent of Parent, Liberty and the Company;

           (ii) by either the Company, on the one hand, or Liberty, on the other hand: (A) if the Merger shall not have been consummated on or before March 31, 2000 (the "End Date"), provided that the right to terminate this Agreement pursuant to this clause (ii)(A) shall not be available to any party whose failure to perform any of its obligations under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated on or before such date; (B) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party contained in this Agreement, and such breach is not curable prior to the End Date; (C) if any court of competent jurisdiction or other competent Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or (D) if, at the Special Meeting, the stockholders of the Company fail to approve and adopt the Merger Proposal by the requisite vote, provided that the Company shall not be permitted to terminate pursuant to this clause (D) if the Company Board shall have withdrawn or modified, in a manner adverse to Parent or Liberty, its approval or recommendation of the Merger;

           (iii)  by Liberty, whether prior to or after the Special
 Meeting, if the Company Board withdraws or modifies, in a manner adverse to Parent or Liberty, its approval or recommendation of the Merger (it being understood that disclosure by the Company of its receipt of an Alternative Proposal and the terms thereof shall not alone constitute a withdrawal or modification of such position or an approval or recommendation of such Alternative Proposal);

           (iv) by either the Company, on the one hand, or Liberty on the other hand, if (A) the Company Board authorizes the Company, subject to compliance with this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent and Liberty in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice (which version shall be updated on a current basis); (B) Liberty does not make, within two business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Company Board determines, in good faith after consultation with its financial advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal; and (C) the Company shall have complied with Section 7.5. The Company agrees to notify Parent and Liberty promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification; or

           (v) by the Company if Liberty delivers an LMC Notice; provided that the Company has not received an LMC Withdrawal Notice more than 72 hours prior to the time that the Company provides Liberty with notice of such termination.

      The party desiring to terminate this Agreement pursuant to this
 Section 9.1 (other than pursuant to Section 9.1(i)) shall give notice of such termination to the other party.

      9.2 TERMINATION FEE; EFFECTS OF TERMINATION. (a) In the event any of the following shall occur:

           (i)  Liberty terminates this Agreement pursuant to Section
 9.1(iii);

           (ii) either party terminates this Agreement pursuant to Section 9.1(iv); or

           (iii)  either party terminates this Agreement pursuant to
 Section 9.1(ii)(A) (provided that the failure of any of the conditions set forth in Sections 8.1(c), 8.1(d), 8.2(g), 8.3(d) and 8.2(h) to have been satisfied by the End Date shall not have been the cause or resulted in the failure of the Merger to be consummated on or before the End Date) and within nine months after the date of such termination, either (A) the Company or any of its Subsidiaries enters into an agreement (a "Third Party Agreement") with any Person (other than a prospective underwriter) with respect to (1) the transfer or issuance of securities representing more than 50% of the equity or voting interests of the Company or OCC, (2) a merger, consolidation, recapitalization or another transaction resulting in the issuance of cash or securities of any Person (other than a reincorporation merger that results in the Company's stockholders or OCC's stockholders owning all of the equity interests in the surviving corporation) to the Company's stockholders or OCC's stockholders in exchange for more than 50% of the equity or voting interests in the Company or OCC, or (3) a transfer of assets, securities or ownership interests representing more than 50% of the consolidated assets or revenue generating business of the Company or OCC, or (B) any Person commences a tender offer (a "Third Party Tender Offer") that, if successful, would result in the acquisition by the Person making the tender offer of a majority of the Company Common Stock or OCC Stock;

 then the Company shall pay Liberty a fee of $15 million in accordance with
 Section 9.2(c).

           (b) In the event that (i) either party terminates this Agreement pursuant to Section 9.1(ii)(D) and (ii) within nine months after the date of such termination the Company or any of its Subsidiaries enters into a Third Party Agreement or any Person commences a Third Party Tender Offer, then the Company shall pay Liberty, in accordance with Section 9.2(c), a fee equal to:

                (i) $15 million, if the Pre-Vote LMGA Average Closing Price is greater than or equal to 90% of $36.75;

                (ii) $1.5 million, if the Pre-Vote LMGA Average Closing Price is greater than or equal to 80%, but less than 90%, of $36.75; or

                (iii) zero, if the Pre-Vote LMGA Average Closing Price is less than 80% of $36.75.

           (c)  Any fee payable by the Company to Liberty pursuant to this
 Section 9.2 shall be paid by wire transfer of same day funds no later than the third business day following (x) the date of Liberty's termination pursuant to Section 9.1(iii) or either party's termination pursuant to
 Section 9.1(iv), as applicable, or (y) the date of the consummation of any Third Party Tender Offer or any of the transactions contemplated by a Third Party Agreement, as applicable. If the Company fails to pay Liberty promptly any fee due under this Section 9.2, the Company shall pay the costs and expenses (including legal fees and expenses) incurred in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment.

           (d) In the event of any termination of this Agreement pursuant to Section 9.1, Parent shall have no further obligation or liability hereunder, except for its confidentiality obligations pursuant to Section 7.2.


                                 ARTICLE X

                               MISCELLANEOUS

      10.1 NO WAIVER OR SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The respective representations and warranties of Parent, Merger Sub, Liberty and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. All representations and warranties made by each of the parties herein shall expire at the Effective Time and shall thereafter be of no further force or effect. The respective covenants and agreements of the parties contained herein or in any other documents delivered prior to or at the Closing shall survive execution and delivery of this Agreement and shall only terminate in accordance their respective terms.

      10.2 NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally (by courier service or otherwise) or mailed, certified or registered mail with postage prepaid, or sent by confirmed telecopier, as follows:

           (a)  If to Parent or Merger Sub:

                AT&T Corp.
                295 North Maple Avenue
                Basking Ridge, New Jersey 07920
                Attention: Vice President-Law and Corporate Secretary
                Facsimile: (908) 221-6618

                with a copy to:

                Wachtell, Lipton, Rosen & Katz
                51 W. 52nd Street
                New York, New York 10019
                Attention: David M. Silk, Esq.
                Facsimile: (212) 403-2000

           (b)  If to Liberty:

                Liberty Media Corporation
                9197 South Peoria Street
                Englewood, Colorado 80112
                Attention: Charles Y. Tanabe, Esq.
                Facsimile: (720) 875-5382

                with a copy to:

                Baker & Botts, L.L.P.
                599 Lexington Ave.
                New York, New York 10022
                Attention: Lee D. Charles, Esq.
                Facsimile: (212) 705-5125

           (c)  If to the Company:

                Ascent Entertainment Group, Inc.
                1225 Seventeenth Street, Suite 1800
                Denver, Colorado 80202
                Attention: Arthur M. Aaron, Esq.
                Facsimile: (303) 308-0489

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                919 Third Avenue
                New York, New York 10022
                Attention:  Jeffrey W. Tindell, Esq.
                Facsimile:  (212) 735-2000

 or to such other Person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery if delivered on a business day, on the business day following delivery if not delivered on a business day, or on the third business day after the mailing thereof, except that any notice of a change of address shall be effective only upon actual receipt thereof.

      10.3 ENTIRE AGREEMENT. This Agreement (including the Schedules, Annexes, Exhibits and other documents referred to herein) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the parties with respect to the subject matter hereof.

      10.4 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any party (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except for the provisions of Section 3.8 (which may be enforced by the Person entitled to the applicable benefits) and Section 7.11 (which may be enforced by the Indemnified Parties), nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      10.5 AMENDMENT. This Agreement may be amended by action of all the parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval and adoption of this Agreement and the Merger by the stockholders of the Company, but, after any such approval by the stockholders of the Company, no amendment shall be made which by law requires further approval by such stockholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      10.6 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties, by action taken or authorized by each such party's Board of Directors, may, to the extent legally allowed, (i) extend the time specified herein for the performance of any of the obligations of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (iii) waive compliance by the other party with any of the agreements or covenants of such other party contained herein or (iv) waive any condition to such waiving party's obligation to consummate the transactions contemplated hereby or to any of such waiving party's other obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party. Any such extension or waiver by any party shall be binding on such party but not on the other party entitled to the benefits of the provision of this Agreement affected unless such other party also has agreed to such extension or waiver. No such waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement. The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies. Whenever this Agreement requires or permits consent or approval by any party, such consent or approval shall be effective if given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.6. Any waiver by either Parent or Liberty shall require the consent of both Parent and Liberty.

      10.7 HEADINGS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

      10.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

      10.9 APPLICABLE LAW. This Agreement and the legal relations between the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

      10.10 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent governmental authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach thereof or of any other provision of this Agreement or part hereof as a result of such holding or order.

      10.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      10.12 DISCLOSURE SCHEDULE. The parties acknowledge that the Company Disclosure Schedule to this Agreement (i) relates to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) is qualified in its entirety by reference to specific provisions of this Agreement and (iii) is not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or any of its Subsidiaries or will have or is likely to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, OCC and its Subsidiaries taken as a whole, Parent and its Subsidiaries taken as a whole or Liberty and its Subsidiaries taken as a whole. Disclosure of the information contained in one section or part of the Company Disclosure Schedule shall be deemed as proper disclosure for other sections or parts of the Company Disclosure Schedule only if appropriately cross-referenced or if the relevance thereof is reasonably apparent from the context in which it appears.

      10.13 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the non-exclusive jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first above written.

                                         AT&T CORP.


                                         By: /s/ Daniel E. Somers
                                             _____________________________
                                             Name:  Daniel E. Somers
                                             Title: Senior Executive Vice
                                                    President and CFO


                                         RANGER ACQUISITION CORP.


                                         By: /s/ Robert S. Feit
                                             _____________________________
                                             Name:  Robert S. Feit
                                             Title: Vice President, Secretary
                                                    and Treasurer


                                         LIBERTY MEDIA CORPORATION


                                         By: /s/ Charles Y. Tanabe
                                             _____________________________
                                             Name:  Charles Y. Tanabe
                                             Title: Senior Vice President
                                                    and General Counsel


                                         ASCENT ENTERTAINMENT GROUP, INC.


                                         By: /s/ Charles M. Neinas
                                             _____________________________
                                             Name:  Charles M. Neinas
                                             Title: Chairman and Acting CEO